Exhibit 10.6

Sub-Lease Agreement

This Sub-Lease made this 22nd day of November, 2013, by and between Tyr Energy, Inc., having an office at 7500 College Boulevard, Suite 400, Overland Park, Kansas 66210 (hereinafter referred to as “Sub-Lessor”) and Loxo Oncology, Inc., having an address of 1 Landmark Square, Stamford, Connecticut 06901 (hereinafter referred to as “Sub - Lessee”).

WITNESSETH:

WHEREAS, Sub-Lessor and Landlord (Landmark Square 1-6 LLC) entered into an office Lease dated February 8th, 2008, which was further modified by the “First Lease Modification and Substitution of Space Agreement” dated August 10th, 2012 (collectively hereinafter referred to as the “Lease” and attached hereto as Exhibit C) and is with respect to certain space located on the 11th floor of the building known as 1 Landmark Square, Stamford, Connecticut 06901 (hereinafter referred to as the “Building”), consisting of approximately 1,670 Rentable Square Feet and more particularly shown on the attached floor plan also attached as part of Exhibit A (“Leased Premises”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, it is hereby agreed by Sub-Lessor and Sub-Lessee that the Lease terms shall remain in effect except as modified by this Sub-Lease Agreement as follows:

General Terms

1.                                      All capitalized terms contained in the Lease shall continue to have the same meaning herein, including the recitals contained hereinabove, unless specifically modified hereby.  Further, all the terms and conditions of the Lease shall remain in full force and effect and are hereby deemed ratified and confirmed by each party hereto, unless modified hereby.

2.                                      The “Effective Date” is the date that Sub-Lessor shall deliver the space to the Sub-Lessee as required hereunder and Sub-Lessee thereafter shall be responsible therefor.  The Effective Date shall occur on December 20, 2013 as more specifically set forth herein (hereinafter referred to as the “Effective Date”).  Sub-Lessor agrees that, on the Effective Date, the space should be free of any other leasehold interests and broom clean with all furnishings and other property of any other former tenants and occupants removed there from (with the exception of what is on the attached “Furniture and Fixtures” inventory list attached here to as Exhibit B, which Furniture and Fixtures shall be in good-working order).  Sub-Lessor represents that it has the unencumbered right and authority to rent the space, with the Landlord’s approval as set forth in the Lease, as of the Effective Date.

3.                                      The Sub-Lease Agreement expiration date shall be simultaneous with the Substitution Space Expiration Date or an earlier date as provided in the Lease.

4.                                      Commencing June 1, 2014 and on the 1st of each month thereafter throughout the term of the Lease, Sub-Lessee shall pay to Sub-Lessor Thirty-Seven Dollars ($37.00) per rentable square foot per annum ($61,790 per annum) in equal monthly payments of Five Thousand One Hundred Forty-Nine and 17/100 Dollars ($5,149.17) throughout the term

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of the Sub-Lease (“Base Rent”), pro-rated for any partial months.  No Base Rent shall be payable for the period commencing on the Effective Date and ending on May 31, 2014.

5.                                      Commencing on the Effective Date, Sub-Lessee shall pay to Sub-Lessor the Electric Charge as per Exhibit D attached hereto and continuing throughout the term of the sub-lease.

6.                                      Sub-Lessee shall pay to Sub-Lessor any increase in the Operating Expenses and Real Estate Taxes, over and above the Base Year for each.  For purposes of the Sub-Lease, the Base Year for Operating Expenses shall be calendar year 2014 and the fiscal year 2013/2014 for Real Estate Taxes.

7.                                      Sub-Lessor will invoice Sub-Lessee each calendar month by the 25th of that month for amounts due for the upcoming calendar month during the term of the Lease.  Sub-Lessee shall pay Sub- Lessor all amounts owed by the 1st of each month.

Security Deposit

Within five (5) days following the full execution of this Sub-Lease Agreement and delivery of same to each party, Sub-Lessee shall provide Sub-Lessor with a security deposit which shall be the equivalent of two months of Base Rent including two months of the Electric Charge.  The amounts are as follows: Two months of Base Rent equals ten thousand two hundred ninety- eight and 33/100 dollars ($10,298.33) and two months of Electric Charge equals seven hundred sixty- five and 42/100 dollars ($765.42).  If Sub-Lessee violates the terms of the Lease or the Sub-Lease and causes damages to Sub-Lessor, then Sub-Lessor may, in addition to all remedies available at law or by contract, apply the security deposit toward such damages following delivery of a detailed statement of such application of the security deposit to Sub-Lessee.

Brokers

The parties hereto confirm and agree that no broker was involved in this transaction, other than Signature Group, LLC, and Sub-Lessor shall be solely responsible for commissions by separate agreement.

Parking

Sub-Lessor shall provide Sub-Lessee with the three parking cards (2 self-park, 1 valet) available under the Lease.  Each card costs seventy-five dollars ($75) per month which shall be paid by Sub-Lessee to Sub-Lessor as part of the invoicing referenced under General Terms, paragraph 7.

Equipment and Furnishings

1.                                      Please see the attachment “Equipment and Furnishings” which shall be for Sub-lessee’s use throughout the term of the Lease.  Sub-lessee shall be responsible for repair or replacement for any loss or damage other than ordinary course wear and tear and damage by fire or other casualty.

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2.                                      Except as otherwise set forth herein, all of the other terms and provisions of the Lease shall continue in full force and effect.

3.                                      Once this Sub-Lease has been signed by both parties, it will be sent to the Landlord for approval.  The Sub-Lease will become effective and enforceable upon written approval by the Landlord.  If written approval by the Landlord is not received by December 20, 2013, Sub- Lessor shall return the security deposit to Sub-Lessee and the parties shall then have no further liabilities or responsibilities to each other under this Sub-Lease unless the parties mutually agree in writing.

IN WITNESS WHEREOF, the parties hereto have each respectively caused this Sub-Lease to be duly executed and delivered as of the date and year first above written.

Tyr Energy, Inc.

By:	/s/ Garrick F. Venteicher
Garrick F. Venteicher
CFO

Loxo Oncology, Inc.

By:	/s/ Joshua H. Bilenker
Joshua H. Bilenker
CEO

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Exhibit B

Furniture and Furnishings

Smaller Exec. Office
Executive Desk	1
Desk Shelving	1
Executive chair	1
Guest chairs with arms	2
Meeting chairs (leather)	4
Meeting table (round)	1
Credenza	1
Avaya Phone	1

Larger Exec. Office
Executive Desk	1
Executive chair	1
Avaya Phone	1
3 drawer file cabinets	3
Leather sofa	1
bucket seats	2
coffee table	1
Wall décor	1
Guest chairs with arms	2

Front area
Cubicles	3
Executive chair	3
2 drawer File cabinet	1
Avaya Phone	1
Intercom	1
picture of desert
landscape	1

Conf. Room
Avaya Phone	1
Clear One conf. phone	1
Cisco Wireless	2
LG TV Screen	1
Polycom	1
Board Rm Table
(Seats 6)	1
Executive Chair	5
White board	1

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Storage Room
XEROX Machine	1
Storage shelf	1
Server	1
Data cabinet	1
Avaya Phone Switch	1
Monitor	1
keyboard and mouse	1

Kitchen
Refrigerator	1
Dishwasher	1
Microwave	1
Toaster	1
plates and cups	24
IKEA Wall mount table	1
IKEA foldable chairs	2
Misc. dishes, utensils	many

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Exhibit C

Master Lease and First Lease Modification and Substitution of Space Agreement

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STANDARD FORM OF OFFICE LEASE

The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 8th day of February in the year 2008 between LANDMARK SQUARE 1-6 LLC, a Connecticut limited liability company having an address at c/o St. Green Realty Corp., 420 Lexington Avenue, New York, New York 10179, party of this first part, hereinafter referred to as OWNER, and TYR ENERGY, INC., a Delaware corporation having an address at                                                                    party of the second part hereinafter referred to as TENANT.

Witnesseth:  Owner hereby leases to Tenant and Tenant hereby hires from Owner 3,803 rentable square feet on the 7th floor in the building known as Building One Landmark Square, Stamford, Connecticut ~~in the Borough of                                                         , City of New York~~, for the term ~~of~~ * (or until such term shall sooner cease and expire as hereinafter provided) to commence ~~on the~~ * ~~day of                            in the year~~                                         , and to end one the                                    ~~day of                                  in the year~~                                                           , ~~and both dates inclusive~~ at the annual rental rate ~~of~~ *.  *As set forth in the Rider annexed hereto.

which Tenant agrees to pay in lawful money of the United States, which shall be legal lender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first          monthly installments(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tennant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

1.                                      Rent:  Tenant shall pay the rent as above and as hereinafter provided.

2.                                      Occupancy:  Tenant shall use and occupy the demised premises for executive and administrative offices and for no other purpose.

3.                                      Tenant Alterations:  Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent.  Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or Improvements, at its expense, obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry such worker’s compensation, commercial general liability, personal and property damage insurance as Owner may require.  If any mechanic’s lien

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is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to any such installations and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the demised premises by Owner, at Tenant’s expense. [3.1]

4.                                      Maintenance and Repairs:  Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein.  [4.1]  Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment hereof, whether requiring structural or nonstructural repairs causes by, or resulting from, carelessness, omission, neglect or improper conduct of tenant, Tenant’s subtenants, agents, employees, invitees or licensee, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operations of this property or equipment of Tenant or any subtenant Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture and equipment.  ~~Tenant shall promptly make, at Tenant’s expenses, all repairs in and to the demised premises for which Tenant’s responsible, using only the contractor for the trade or trades in question, selected from a list of at least                        per trade submitted by Owner.  Any other~~ [All] repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant’s expense.  Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises.  Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder.  There shall be no allowance to Tenant for dinisution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. [4.2]  It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease.  Tenant agrees that Tenant’s sole remedy at law in such instance

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will be by way of an action for damages for breach of contract.  The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

5.                                      Window Cleaning:  Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of ~~Section 202 of the Labor Law or~~ any other applicable law or of the Rules of ~~the Board of Standards and Appeals, or of~~ any ~~other~~ Board or body having or asserting jurisdiction.

6.                                      Requirements of Law, Fire Insurance, Floor Loads:  Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter Tenant, at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the ~~New York~~ Board of Fire Underwriters,* ~~Insurance Service Office~~, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to [6.1] the demised premises, ~~whether or not arising out of Tenant’s use or manner of use of~~ or the demised premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner’s satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney’s fees, by cash deposit or by surely bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated, Tenant shall not do or permit any act or thing to be done in or to the demises premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises from a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage.  Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy.  Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article, and if by reason of such failure to comply with the provisions of this article, and if by reason of such failure fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant.  In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” or rate for the building or demised premises issued by the ~~New York Fire Insurance Exchange or other~~ body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts

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therein stated and of the several items and charges in the fire insurance rates then applicable to said premises.  Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law.  Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment.  Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.  *Fire Insurance Rating Organization in Connecticut.

7.                                      Subordination:  This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages.  This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part.  In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

8.                                      Property Loss, Damage, Reimbursement Indemnity:  Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees. Owner or its agents shall not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefore, nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys’ fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

9.                                      Destruction, Fire and Other Casualty:  (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be

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apportioned from the day following the casualty, according to the part of the premises which is usable. 9.1 (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by the Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Landlord’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy. 9.2 (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other, or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any

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damage thereto or replace the same. (f) The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the demised premises or the building by fire or other casualty and Tenant hereby waives the provisions of ~~Section 227 of the Real Property Law~~ any law to the contrary, now or hereafter in force and agrees that the provisions of this article shall govern and control in lieu thereof.

10.                               Eminent Domain:  If the whole or any material part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant’s entire interest in such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

11.                               Assignment, Mortgage, Etc.:  Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

12.                               Electric Current:  ~~Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto.~~ Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

13.                               Access to Premises:  Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, [13.1] to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes, ducts, and conduits in and through the demised

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premises and to erect new pipes, ducts, and conduits therein, provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. 13.2 Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours 13.3 for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last ~~six~~ twelve (12) months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligation hereunder.

14.                               Vault, Vault Space, Area:  No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

15.                               Occupancy:  Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record.

16.                               Bankruptcy:  (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant’s obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant’s obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender

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the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b)                                 It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

17.                               Default:  (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder, or if Tenant shall be default with respect to any other lease between Owner and Tenant; or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2)                                 If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or

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any item of additional rent herein mentioned or any part of either or in making any other payment herein required 17.1; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceeding to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

18.                               Remedies of Owner and Waiver of Redemption:  In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney’s fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this

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lease, or otherwise.

19.                               Fees and Expenses:  If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under, or by virtue of any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

20.                               Building Alterations and Management:  Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

21.                               No Representations Owner:  Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as is”, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

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22.                               End of Term:  Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

23.                               Quiet Enjoyment:  Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

24.                               Failure to Give Possession:  If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. ~~The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223 a of the New York Real Property Law.~~

25.                               No Waiver:  The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation.  The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner.  No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment, as rent be deemed an accord and satisfaction, and Owner may accept such check or

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payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner.  No employee or Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

26.                               Waiver of Trial by Jury:  It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

27.                               Inability to Perform:  This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

28.                               Bills and Notices:  Except as otherwise in this lease provided, any notice, statement, demand, or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease, Tenant’s address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed.  Either party may; by notice as aforesaid, designated a different address or addressed for notices, statements, demand or other communications intended for it.  Notices given by Owner’s managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article.  At Owner’s option, notices and bills to Tenant may be sent by hand delivery.  [28.1]

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29.          Services Provided by Owner:  ~~As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults~~, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact, Owner shall be the sole judge), Owner may install a water meter at Tenant’s expense, which tenant shall thereafter maintain at Tenant’s expense in good working order and, repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner’s expense provided that the same are kept in order by Tenant.  If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant’s sole expense, in a manner reasonably satisfactory to Owner, and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part of such purpose.  Tenant shall pay the Owner the cost of removal of any of Tenant’s refuse and rubbish from the building; (c) if the demised premises are serviced by Owner’s air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 am. To 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid.  If Tenant requires air condition/cooling or ventilation for more extended hours on Saturdays, Sundays or on holidays, ~~as defined under Owner’s contract with the applicable Operating Engineers contract~~, Owner will furnish the same at Tenant’s expense; RIDER to be added in respect to rates and conditions for such additional services; (1) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof.  If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any way affecting this lease or the obligations of Tenant hereunder.

30.          Captions:  The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

31.          Definitions:  The term “office”, or “offices”, wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing.  The term “Owner” means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building, or of said lease, or in the event of a least of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors

13

in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, of the land and building that the purchaser, grantee, assignee or transferee or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder.  The words “re-enter” and” re-entry” as used in this lease are not restricted to their technical legal meaning.  The term “business days” as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays ~~and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to IPMC service~~.  Wherever it is expressly provide in this lease that consent shall not unreasonably withheld, such consent shall not be unreasonably delayed.

32.          Adjacent Excavation Shoring:  If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

33.          Rules and Regulations:  Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner and Owner’s agents may from time to time adopt.  Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the ~~New York~~ Stamford office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto.  The right to dispute the reasonableness of any Rules or Regulations upon Tenant’s part shall be deemed waived unless the same            shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof.  Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

34.          Security:  Tenant has deposited with Owner the sum of $50,706.68 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner.  In the case of every such use, application or retention, Tenant shall, within five (5) days

14

after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner.  In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner.  Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

35.          Estoppel Certificate:  Tenant, at any time, and from time to time, upon at least ten (10) days’ prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default, and such other information as shall be required by Tenant.

36.          Successors and Assigns:  The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

Rider to be added if necessary

SEE RIDER, ANNEXED HERETO AND MADE A PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

LANDMARK SQUARE 1-6 LLC			TYR ENERGY, INC.

By:	/s/ John J. Barnes		By:	/s/ Kaoru Usami
	Name:	John J. Barnes		Name:	Kaoru Usami
	Title:	Senior Vice President		Title:	President & CEO
Director

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INSERTS TO PREPRINTED FORM PORTION OF LEASE

BETWEEN LANDMARK SQUARE 1-6 LLC,

AS OWNER/LANDLORD, AND TYR ENERGY, INC., AS TENANT

3.1          Notwithstanding the foregoing, Landlord’s consent shall not be required for any minor, decorative alterations to be made in the demised premises.  The parties acknowledge and agree that the term “minor, decorative alterations” shall only include those non-structural, non-permanent alterations for which a reasonable and prudent tenant would not customarily engage a third party contractor or professional (e.g., the hanging of standard office artwork or the relocation or placement of standard, movable office furniture).  The parties further acknowledge and agree that the term “minor, decorative alterations” shall specifically exclude all wall covering and floor covering work.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to remove any improvements which are made by Owner as part of the initial Landlord’s Work.  At such time as Tenant requests consent to future alterations, upon written request by Tenant, Owner will notify Tenant as to which, if any, of such alterations will be required to be removed by Tenant at Tenant’s expense at the end of the term.

4.1          Except to the extent resulting from Landlord’s negligence,

4.2          , provided that Landlord shall use commercially reasonable efforts to minimize any interference with the operation of Tenant’s business at the demised premises

6.1          the operation of Tenant’s business at

9.1          for the operation of Tenant’s business

9.2          If the demised premises are totally damaged or rendered wholly unusable or inaccessible by fire or other casualty, and Owner has not exercised its option to terminate this lease as set forth herein, then Owner shall, as soon as reasonably practicable following the occurrence of the subject fire or other casualty, deliver to Tenant the written estimate of a reputable independent architect of the estimated time for restoration of the demised premises or access thereto.  If the estimated date of completion of such restoration work is more than twelve (12) months following the date of occurrence of the subject fire or other casualty, or if such fire or other casualty occurs during the last year of the term and restoration cannot be completed within sixty (60) days thereafter, then Tenant shall have the right to terminate this lease by written notice delivered to Owner within fifteen (15) days following receipt of such written notice from Owner.  In the case of proper exercise of any termination right afforded to Tenant under the immediately preceding sentence, this lease shall terminate as of the date of delivery of such written notice by Tenant, and neither party shall have any further obligation or liability to the other hereunder (except for obligations or liabilities previously accrued which remain unsatisfied or which expressly survive the termination of this lease).

13.1        upon reasonable advance notice to Tenant (which may be oral)

13.2        provided that Owner shall use commercially reasonable efforts to minimize any interference with the operation of Tenant’s business therein

13.3        , upon reasonable-advance notice to Tenant (which may be oral)

17.1        which default remains uncured for a period of ten (10) days following the due date therefor

27.1        The time for the performance of any act required to be done by Tenant shall be extended by a period equal to any delay caused by or resulting from any cause whatsoever beyond Tenant’s reasonable control, including, but not limited to, strikes, labor troubles, governmental preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency; provided that lack of funds shall in no event constitute such a cause beyond Tenant’s reasonable control, and provided that Tenant shall in each instance exercise reasonable diligence to effect performance when and as soon as possible.

28.1        Sec Rider Section 57(m) for additional provisions relating to notices.

RIDER TO LEASE dated ~~January~~ February 8, 2008 between Landmark Square 1-6 LLC, as Owner, and TYR Energy, Inc., as Tenant

37.          Definitions.  For purposes of this lease (this “Lease” or this “lease”), the term “Building” shall mean the building located at One Landmark Square, Stamford, Connecticut, of which the demised premises forms a part, and the term “Real Property” shall mean the Building and other buildings comprising the Landmark Square Complex and the land and improvements appurtenant to and used in connection therewith.  The parties hereby stipulate and agree that the demised premises (herein referred to as the “Premises” or the “Demised Premises”) contain 3,803 rentable square feet of space on the seventh (7th) floor of the Building which space is outlined on the floor plan annexed as Exhibit A and hereby made a part hereof.  For the purposes of this rider, all references to the term “Landlord” shall mean and refer to Owner.

38.          Term.

(a)           The term of this Lease, for which the Premises are hereby leased, shall commence upon execution of this Lease.  Subject to the provisions of Section 38(b) hereof, Tenant’s right to occupy the Premises and Tenant’s obligation to pay fixed rent and all items of additional rent shall commence on the date (the “Rent Commencement Date”) which is the earlier to occur of (i) five (5) days ‘after the day on which Landlord’s Work is substantially completed (as hereinafter defined), or (ii) the day Tenant or anyone claiming under or though Tenant shall take possession of any part of the Premises and commence doing business therein.  The term of this Lease shall end at noon of the last day of the calendar month in which occurs the end of a five (5) year period from the Rent Commencement Date (the “Expiration Date”) or shall end on such earlier date upon which the term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.  Promptly following the Rent Commencement Date, Landlord shall send to Tenant a notice fixing the Rent Commencement Date.

(b)           The terms “substantial completion” and “substantially completed” (or other variations thereof), as used herein, are defined to mean when the only items of Landlord’s Work needed to be completed are punchlist items; but if Landlord shall be delayed in such “substantial completion” as a result of any act or omission of Tenant or any of its .employees, agents or contractors, including but not limited to (i) Tenant’s failure to furnish plans and specifications; (ii) Tenant’s request for materials, finishes or installations other than Landlord’s standard; (iii) Tenant’s changes in said plans or specifications; (iv) the performance or completion of any work, labor or services by Tenant or a party employed by Tenant; (v) Tenant’s interference with the performance of Landlord’s Work; (vi) Tenant’s failure to approve, or approve as noted, final construction documents within five (5) business days after submission thereof to Tenant for approval; (vii) Tenant’s failure to provide Landlord with finish specifications for Landlord’s Work within seven (7) days of Landlord’s delivery to Tenant of a fully-executed original of this lease; or (viii) failure by Tenant to act within any required tune period set forth herein or, if no time period is specified with respect to a particular action, to act promptly after such action is requested (all such delays being hereinafter referred to as “Tenant Delay”); then the Rent Commencement Date shall be accelerated by the number of days of such Tenant Delay (however, Landlord shall not be obligated to deliver the Premises to Tenant and Tenant shall not have the right to occupy the Premises until Landlord’s Work is “substantially completed”).

(c)           A “Lease Year” shall be comprised of a period of twelve (12) consecutive months: The first Lease Year shall commence on the Rent Commencement Date but, notwithstanding the first sentence of this paragraph, if the Rent Commencement Date is not the first day of a month, then the first Lease Year shall include the additional period from the Rent Commencement Date to the end of the then current month.  Each succeeding Lease Year shall end on the anniversary date of the last day of the preceding Lease Year.  For example, if the Rent Commencement Date is April 1, 2008, the first Lease Year would begin on April 1, 2008 and end on March 31, 2009 and each succeeding Lease Year would end on March 31st.  If, however, the Rent Commencement Date is April 2, 2008, the first Lease Year would begin on April 2, 2008 and end on April 30, 2009, the second Lease Year would begin on May 1, 2009 and end on April 30, 2010, and each succeeding Lease Year would end on April 30th.

39.          Rent.  (a) During the term of this lease, Tenant shall pay minimum annual rent (“Base Rent”) as follows:

Lease Year	Base Rent Per RSF	Monthly Base Rental Rate	Annual Base Rental Rate
1	$40.00	$12,676.67	$152,120.00
2	$41.00	$12,993.58	$155,923.00
3	$42.00	$13,310.50	$159,726.00
4	$43.00	$13,627.42	$163,529.00
5	$44.00	$13,944.33	$167,132.00

(b)           Tenant shall pay the first full monthly installment of Base Rent on the execution hereof.  Additionally, should the Rent Commencement Date be a date other than the first day of a calendar month, Tenant shall pay a pro rata portion of the Base Rent on a per diem basis, based upon the first full calendar month of the first Lease Year, from such date to and including the last day of that current calendar month, and the first Lease Year shall include said partial month.  The Base Rent payable for such partial month shall be in addition to the Base Rent payable pursuant to the Base Rent schedule set forth above.  Any sums of money required to be paid by Tenant to Landlord in addition to the Base Rent reserved under this Article 39 shall be deemed additional rent (which, together with the Base Rent, is sometimes hereinafter referred to as “Rent”), and shall be paid without deduction or offset, and in the event Tenant fails to pay such additional rent, Landlord shall be entitled to the same remedies under this lease or by law, as are available to Landlord for the nonpayment of Base Rent, including, without limitation, summary dispossess proceedings.

40.          Utilities.  (a) HVAC.  (i) Landlord shall maintain and operate the heating, ventilation and air conditioning systems in the Building and shall furnish heat, ventilation and air conditioning in the Promises through such systems, during the hours from 8:00 A.M.  to 6:00 P.M.  on business days (which term is used herein to mean all days except Saturdays, Sundays and the days observed by the Federal or the Connecticut government as legal holidays) (“Business Hours”).  If Tenant shall require ventilating and air conditioning service or heating service at any other time (hereinafter called “after hours”), Landlord shall furnish after hours ventilating and air conditioning service or heating service upon reasonable advance notice from Tenant, and Tenant shall pay Landlord’s then established charges therefor on Landlord’s demand (presently $35.00 per hour, subject to future increase).

(ii)                                  Landlord will not be responsible for the failure of the air conditioning system to meet industry-standard performance specifications if such failure results from the occupancy of the Premises with more than one person for each 150 rentable square feet in any room or area within the Premises, or if the Tenant installs and operates machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds five (5) watts per square foot of floor area in any one room or other area.  If due to use of the Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Premises, interference with normal operation of the air conditioning in the Premises results, necessitating changes in the air conditioning system servicing the Premises, such changes shall be made by Landlord upon written notice to Tenant at Tenant’s sole cost and expense.  Tenant agrees to lower and close window coverings when necessary because of the sun’s position whenever the air conditioning system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system.  Landlord, throughout the term of this Lease, shall have free and unrestricted access to any and all air conditioning facilities in the Premises.

(iii)                               In the event that Tenant elects to use any supplemental heating, ventilation and air conditioning system or exhaust fans (a “Supplemental HVAC System”) presently available to service the Premises or requires a new Supplemental HVAC System to service the Premises (the installation of which shall be subject to the provisions of Articles 3 and 41 hereof) then, without limiting the generality of Articles 3 and 41, the following provisions shall apply to such Supplemental HVAC System: (a) for a new installation, the type of Supplemental HVAC System, its location and the method of installation shall be subject to Landlord’s approval; (b) all costs of installation (as applicable) and removal of the Supplemental HVAC System at the end of the term shall be payable by Tenant; (c) Tenant shall at all times maintain a service contract for the Supplemental HVAC System with a contractor acceptable to Landlord; and (d) the Supplemental HVAC System will be separately metered for electricity as follows: Tenant will pay for the installation of a demand watt-hour check meter(s) and related equipment (the location(s) of which shall be subject to Landlord’s approval) to monitor the consumption of electricity by the Supplemental HVAC system.  The demand watt-hour check meter shall not measure the electricity usage for the regular HVAC service provided to the Premises.  Maintenance and recalibration of the installation and wiring shall be Tenant’s responsibility.  Tenant shall pay to Landlord on a monthly basis, as additional rent, the cost of such electrical consumption at the average rate Landlord is paying the utility therefor (including without limitation sales taxes and surcharges thereon, plus $25.00 per month as compensation for Landlord’s administrative expenses).

(b)                                 Electricity.  Landlord shall furnish electrical energy for use by the Tenant in the Premises for lighting and operation of its business machines.  Tenant shall pay to Landlord such amounts and at such times as is set forth in Exhibit E attached hereto and made a part hereof.  Landlord shall in no way be liable for any failure of or defect in the character or supply of electrical energy Supplied to the Premises.  After the initial installation, Landlord, at Tenant’s expense, shall install all replacement lamps (including, but not limited to, fluorescent), starters and ballasts used in the Premises.

41.                               Alterations.  Supplementing Article 3 of the printed form portion of this lease, with respect to any alterations, installations, additions and improvements (each, an “Alteration”) permitted by Landlord to be performed by or on behalf of Tenant in the Premises, Tenant will deliver to Landlord certificates evidencing Worker’s Compensation Insurance and Commercial General Liability Insurance in an amount satisfactory to Landlord (but in no event less than the amounts set forth in Article 52 herein) prior to the commencement of such work.  Notwithstanding anything contained to the contrary in this lease, Landlord shall have the right to perform (or cause Landlord’s construction affiliate to perform) all Alterations requested by Tenant and Tenant shall pay Landlord’s charges for such Alterations.  All Alterations (other than those performed by Landlord or its construction affiliate) made to the Premises shall be subject to Landlord’s construction inspection fee of 10% of the cost thereof.  In receiving such fee, Landlord assumes no responsibility for the quality or manner in which such work is performed.

42.                               Cleaning.  Provided that Tenant shall keep the Premises in good order, Landlord, at its expense, shall cause the Premises, including the exterior and the interior of the windows thereof (subject to Tenant maintaining unrestricted access to such windows), to be cleaned in accordance with the standards set forth in the attached Exhibit B (the “Cleaning Schedule”).  Tenant shall pay to Landlord on demand the reasonable costs incurred by Landlord for (a) cleaning work in the Premises or the Building required because of (i) misuse or neglect on the part of the Tenant or its employees or visitors, (ii) use of portions of the Premises for preparation, serving, or consumption of food or beverages, reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-standard building materials or finishes installed by Tenant or at its request, (v) increases in frequency or scope in any of the items set forth in Exhibit B as shall have been requested by Tenant, and (b) removal from the Premises and the Building of (i) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated daily in the routine of ordinary business office occupancy, and (ii) all of the refuse and rubbish of Tenant’s machines and the refuse and rubbish of any other eating facilities requiring special handling (known as “wet garbage”).  Landlord and its cleaning contractor and their employees shall have after hours access to the Premises and the use of Tenant’s light, power and water in the Premises as may be reasonably required for the purpose of cleaning the Premises.

43.                               Taxes.  (a) The term “Tax Base Year” shall mean the tax fiscal year of July 1, 2008 to June 30, 2009.

(b)                                 The term “Common Areas” shall mean the land and pedestrian deck of the Landmark Square Complex (the “Complex”) together with the parking garage and loading dock facility.

(c)                                  The term “Real Estate Taxes” Shall mean 100% of the taxes and assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building and 48.24% of such taxes and assessments levied against the Common Areas, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the Building and Common Areas, to the extent that same shall be in lieu of or in addition to all or a portion of any of the aforesaid taxes or assessments upon or against the Building and Common Areas.  The term “Real Estate Taxes”

shall not mean any interest or penalties which may become due by reason of the failure to pay any such taxes when due and payable; or any municipal, state or federal income, estate, inheritance, transfer, corporate or franchise taxes assessed against Landlord unless and to the extent that same is assessed in lieu of part or all of real estate taxes as presently constituted and are computed as if Landlord owned no other property.

(d)                                 The term “Tenant’s Proportionate Share” shall mean 1.27%.

(e)                                  Tenant agrees to pay an amount equal to Tenant’s Proportionate Share of the excess of Real Estate Taxes payable by Landlord for each tax fiscal year of the City of Stamford which is subsequent to the Tax Base Year, over the Real Estate Taxes payable by Landlord for the Tax Base Year.  Landlord shall provide copies of all relevant Real Estate Tax bills to Tenant.

(f)                                   Tenant’s obligations under this Article 6 shall commence on the July 1st or January 1st (whichever comes first) after the Tax Base Year; and Tenant shall pay such additional rent, with respect of each fiscal year subsequent to the Tax Base Year, in two equal installments, on such July 1st or January 1st (as the case may be) and each subsequent July 1st and January 1st during the balance of the term of this Lease or on such other dates as Landlord may determine.

(g)                                  Within thirty (30) days after the Expiration Date, Landlord shall pay to Tenant an amount equal to the portion, if any, of such additional rent which is attributable to the period subsequent to the Expiration Date

(h)                                 In the event that any time during a tax fiscal year after the Tax Base Year the assessment or valuation which had been utilized in computing the Real Estate Taxes for the additional rent for any tax fiscal year is reduced (as a result of settlement, final determination or legal proceedings or otherwise), so that the Real Estate Taxes payable for such tax fiscal year is less than the Real Estate Taxes payable by Tenant for the Tax Base Year then and in such event:  (i) the Real Estate Taxes for the Tax Base Year shall become the lower assessment or valuation effective as of the tax fiscal year in which said settlement or final determination was reached (hereinafter the “Updated Tax Base Year”); and (ii) Tenant shall pay as additional rent Tenant’s Proportionate Share of the amount by which the Real Estate Taxes for each succeeding tax fiscal year after the Updated Tax Base Year, exceeds the Real Estate Taxes for the Updated Tax Base Year.  Landlord promptly shall send to Tenant a statement setting forth the basis for the Updated Tax Base Year and all adjustments and additional rent payments,

44.                               Operation Costs.  (a) (i) In the event that the Operating Costs for an Operating Year shall exceed the Operating Costs for the Base Year; Tenant shall pay to Landlord an amount equal to Tenant’s Proportionate Share of such excess (without setoff or deduction of any kind), less the amount, if any, which Tenant paid to Landlord under subparagraph (ii) below; during the Operating Year in question.

(ii)                                  Tenant also shall pay to Landlord, in equal monthly installments in each Operating Year, retroactive to the first month of such Operating Year, a sum equal to Tenant’s Proportionate Share of the amount by which the projected Operating Costs for the current Operating Year exceed the Operating Costs for the Base Year.  In no event shall Tenant’s

Proportionate Share of Operating Costs for any Operating Year during the Term hereof be less than Tenant’s Proportionate Share of Operating Costs for the Base Year.

(b)                                 (i)                                     The term “Base Year” shall mean January 1, 2008 through December 31, 2008.

(ii)                                  The term “Operating Year” shall mean each calendar year which shall include any part of the Term.

(iii)                               The term “Operating Costs” shall mean the-aggregate of all expenses paid or incurred by Landlord for the operation and maintenance of the Building, and 48.24% of such expenses paid or incurred by Landlord for the operation and maintenance of the Common Areas, and shall include without limitation the following: (A) wages and salaries paid by Landlord, including all fringe benefits and taxes related thereto paid by Landlord, of employees directly engaged in cleaning, maintenance and repair of the Building, Building equipment and Common Areas, and performing the functions of garbage and snow removal, landscaping and security, including a customary managing agent’s fee, or cost to Landlord of an independent contractor performing any such services; (B) any and all supplies and materials utilized by Landlord or independent contractors of Landlord in the performance of the items set forth in subparagraph (A) immediately preceding; (C) the cost of Supplying utilities to the Building and Common Areas; (D) insurance premiums paid by Landlord with respect to the Building and Common Areas; and (E) legal and accounting fees add disbursements, and any other expense or charge of any nature whatsoever which, in accordance with generally accepted accounting principles with respect to the operation of a first-class office building, would be construed as an operating expense, excluding, however, Real Estate Taxes, depreciation, interest on and amortization of debt, and any items otherwise properly constituting such an operating expense to the extent payment therefor is received from or payable by tenants for services rendered or performed directly for the account of such tenants or for which a tenant pays directly under an electricity schedule.  The following items shall also be excluded from Operating Costs:

(a)                                 The cost of any repairs, alterations, additions, changes, replacements, and other items which under generally accepted accounting principles are properly classified as capital expenditures except for expenditures incurred by Landlord for any equipment, device or capital improvement which (i) is required by any law, statute or regulation which is enacted after the date of this Lease, or (ii) which is designed as a labor-saving measure or designed to effect other economies or efficiencies in the operation or maintenance of the Demised Premises, Common Areas or the Building equipment (but only to the extent of the savings actually realized), in which case the annual .amortization (on a straight-line basis over a depreciable life in accordance with generally accepted accounting principles consistently applied, with interest calculated at an annual rate of one (1) percentage point above the prime rate at the time of Landlord’s having made such expenditure) of such expenses shall be included in Operating Costs.

(b)                                 expenses for the preparation of space for any tenant of the Building or the Complex;

(c)                                  expenses for which Landlord is reimbursed by insurance or any other source;

(d)                                 leasing commissions;

(e)                                  legal expenses incurred in enforcing the terms of any lease;

(f)                                   expenses for which Landlord is reimbursed by other tenants either directly or through their rent;

(g)                                  wages, salaries and fringe benefits paid to executive personnel who are not directly involved in the daily management and operations of the Building or the Complex;

(h)                                 any costs of Landlord’s general corporate overhead and general administrative expenses to the extent not directly attributable to the management, operation, maintenance or repair of the Building or the Complex.

(iv)                              In the event that the Building is less than ninety-five (95%) percent occupied at any time during the Base Year or any Operating Year, the Operating Costs for such year shall be those which, with equitable adjustment, would have been paid or incurred by Landlord for the operation of the Building and Common Areas if the Building had been ninety-five (95%) percent occupied throughout the whole of such year.

(c)                                  Landlord shall advise Tenant by written statement certified to be correct by Landlord or its agent, of increased Operating Costs for any Operating Year.  The statement shall delineate the amount of Tenant’s Proportionate Share caused by such increase, and set forth the manner in which the adjustment is computed.  Landlord’s failure to render a statement with respect to increases in Operating Costs for any Operating Year shall not prejudice Landlord’s right to thereafter render a statement with respect thereto or with respect to any subsequent Operating Year.  Furthermore, nothing herein contained shall restrict Landlord from issuing a statement or from revising an estimate at any time that there is an increase in Operating Costs during any Operating Year or at any time thereafter.  The rights and obligations of Landlord and Tenant under the provisions of this Article shall survive the expiration or earlier termination of this Lease for a period of two (2) years.

(d)                                 Tenant and Landlord agree that for all purposes in any way connected with or arising out of this Article, the statement delivered by Landlord pursuant to Section 44(c) shall be binding and conclusive on Tenant unless objected to by Tenant in writing within sixty (60) days after receipt thereof.  Tenant’s objection shall be in writing and specify the respects in which the statement is claimed to be incorrect.  Provided that Tenant has made timely payment of Tenant’s Proportionate Share of Operating Costs, the Tenant shall have the right to require the production of Landlord’s books which relate to these items of cost.  Any review of Landlord’s books shall be (i) performed by a reputable firm of certified public accountants engaged by Tenant on a fee-paid basis (as opposed to a contingency fee basis), who shall execute and deliver to Landlord an undertaking, whereby such accounting firm: (A) covenants not to disclose to any person or entity (other than Tenant) any information received by or made available to such accounting firm in connection with the review, (B) agrees not to solicit or accept engagement by other tenants in the Complex for the purpose.  of performing a review of Landlord’s books on their behalf, and (C) agrees that while it may review the applicable honks at Landlord’s record-keeping office, no copies may be made, nor may any such books be removed from such record-keeping office; (ii)

performed during Business Hours (as defined in Section 40(a) hereof), upon prior appointment with Landlord at Landlord’s record-keeping office; and (iii) completed within one hundred eighty (180) days following Tenant having received the statement delivered by Landlord pursuant to Section 44(c).

(e)                                  Anything to the contrary herein notwithstanding, Landlord shall have the right at any time to calculate Operating Costs for the Building and the other buildings comprising the Complex separately rather than together.

(f)                                   Notwithstanding that in certain provisions of this Lease, it is specified that Landlord shall perform certain obligations and services as an Operating Cos, whereas the Lease is silent in regards to other obligations and services, all obligations and services to be performed by Landlord shall be included as an Operating Cost to the extent that they fall within the definition of Operating Costa in Section 44(b) hereof.

45.                               Landlord’s Financing.  At the request of Landlord, Tenant agrees to furnish Landlord with a current financial statement prepared by a certified public accountant or any other instrument which may be needed by Landlord for purposes of financing or selling the Real Property.  If, in connection with obtaining financing for the Real Property or any portion thereof, a banking, insurance or other recognized institutional lender shall request reasonable.  modifications in this lease as a condition to such financing, Tenant will enter into an agreement reflecting such modifications provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

46.                               Use.  Tenant covenants that the Premises will not be used so as to interfere with other tenants in the Building.  Tenant also covenants that no noise or noxious fumes or odors will be created by Tenant so as to interfere with the quiet enjoyment of the other tenants of their respective demised portions of-the Building.  Landlord shall be the sole judge on the question of noise, noxious frames and odors, Tenant shall provide and maintain, at its expense, the handheld fire extinguishers that are required to be maintained in Premises by the governmental agency having jurisdiction over this matter.  Neither this lease nor any use by Tenant shall give Tenant any right or easement to the use of any door or passage or concourse connecting with any other building or to any public conveniences, and the use of such doors and passages and concourse and of such conveniences may be regulated and/or discontinued at any time and from time to time by Landlord without notice to Tenant.  Tenant shall, at its own expense, procure all necessary certificates, permits, orders or licenses which may be required for the conduct of its business by any governmental statute, regulation, ordinance or agency and all governmental requirements relating to the use or uses of the Premises by the Tenant shall be complied with by Tenant at its own expense.  Landlord shall obtain a Certificate of Occupancy for the Premises following completion of Landlord’s Work.  Tenant shall not be permitted to store any items, including, without limitation, inventory, furniture and equipment, outside of the Premises or the Building.  The use of the Premises for the purposes specified in this Article shall not in any event be deemed to include, and Tenant shall not use, or permit the use of, the Premises or any part thereof for: (a) sale of, or traffic in, any spirituous liquors, wines, ale or beer kept in the Premises; (b) sale at retail of any other products or materials kept in the Premises, by vending machines or otherwise, or demonstrations to the public; (c) manufacturing, printing or electronic data processing, except for the operation of normal business office reproducing or printing equipment, electronic data processing equipment and other business machines for Tenant’s own requirements at the Premises, provided only that such use shall not exceed that portion of the mechanical or electrical capabilities of the Building equipment allocable to the Premises; (d) the rendition of medical, any or other diagnostic or therapeutic services; (e) the conduct of a public auction of any kind; or (f) a restaurant, bar, or the sale of confectionery, tobacco, newspapers, magazines, soda, beverages, sandwiches, ice cream, baked goods or similar items, or the preparation, dispensing or consumption of food and beverages in any manner whatsoever.

47.                               End of Term.  In the event of any holding over by Tenant after the expiration or termination of this lease without the consent of Landlord, Tenant shall; (i) pay as use and occupancy for each month of the holdover an amount equal to one hundred fifty (150%) percent of the greater of (a) the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or (b) the Rent payable by Tenant for the last mouth prior to the Expiration Date of the term of this lease, and otherwise observe, fulfill and perform all of its obligations under this lease, including, but not limited to, those pertaining to additional rent, in accordance with its terms; (ii) be liable to Landlord for any payment or rent concession which Landlord may be required to make to any tenant in order to induce such tenant not to terminate an executed lease covering all or any portion of the Premises by reason of the holdover by Tenant; and (iii) be liable to Landlord for any damages suffered by Landlord (including any attorneys’ fees and disbursements) as the result of Tenant’s failure to surrender the Premises.  Notwithstanding anything contained in this Article to the contrary, the acceptance of any Rent or use and occupancy paid by Tenant pursuant to this Article 47, shall not preclude Landlord from commencing and prosecuting a holdover or eviction action or proceeding or any action or proceeding in the nature thereof.  Tenant expressly waives, for itself and for any person claiming through or under Tenant, any legal rights which Tenant or any such person may have in connection with any holdover or summary proceeding which Landlord may institute to regain possession of the Premises.  No holding over by Tenant after the Term shall operate to extend the Term.  The holdover, with respect to all or any part of the Premises, of a Person deriving an interest in the Premises from or through Tenant, including, but not limited to, an assignee or subtenant, shall be deemed a holdover by Tenant.

48.                               Condition of Premises.

(a)                                 Landlord, at its expense (unless otherwise noted on Exhibit D, Exhibit D-1, the preliminary plans and/or the construction drawings) will perform the work and make the installations in the Premises as set forth in the attached Exhibit D (the “Work Letter”), which work is sometimes hereinafter referred to as “Landlord’s Work”.  Landlord’s Work shall be performed in a good and workmanlike manner using new materials.  In the event that there is a conflict or inconsistency between the provisions of this Lease (including the Exhibits and Schedules annexed hereto) and the work set forth on the final construction documents to be prepared by Landlord for Landlord’s Work and approved by Landlord and Tenant after the date hereof, this Lease shall be controlling.  Landlord shall make commercially reasonable efforts, to substantially complete Landlord’s Work within three (3) months of the date of full execution and delivery of this lease.

(b)                                 Landlord’s agreement to do the work described in the Work Letter shall not require it to incur overtime costs and expenses and shall be subject to unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortage of materials and supplies and for any other causes of events beyond Landlord’s reasonable control.

(c)                                  Landlord may afford Tenant and its employees, agents and contractors access to the Premises, at reasonable times prior to the Rent Commencement Date and at Tenant’s sole risk and expense, for the sole purpose of installing fixtures and telephone and data wiring in the Premises and performing finishing work in the Premises.  Access for such purposes shall not be deemed to constitute possession or occupancy accelerating the Rent Commencement Date, provided, however, that the activities undertaken by Tenant during such access may result in Tenant Delays.

49.                               Parking.  (a) Provided Tenant is not in default under any material terns, conditions or covenants of this Lease, Tenant is entitled to eight (8) parking cards for employees’ use for parking in the Landmark Square parking garage at the prevailing parking rate throughout the term of the Lease (such rate is currently set at $75 per month per card, subject to future increase).  Four (4) of such cards shall permit valet parking or self parking.  The remaining four (4) of such cards shall permit valet parking only and may only be used, during business hours.  Tenant must provide the name and registration of the vehicle of each person in its employment who will have the right to use said parking cards and all such persons shall be subject to all rules and regulations as may be prescribed by Landlord from time to time and to any modifications and/or additions thereto regarding the use of said parking cards in the parking garage; (b) All parking by Tenant’s employees shall be on a first come, .first serve basis; (c) All parking .garage spaces, ramps and driveways, walkways, lobbies and elevators used by Tenant, its employees and patrons will be specifically and exclusively at their own, risk, and Landlord shall not be liable for any damage to any vehicle or its contents, resulting from theft, collision, vandalism or any other cause whatsoever or for harm or injury to any person from any cause whatsoever, the failure of any garage attendant or other personnel or device to patrol, monitor, guard or service such parking garage, and Landlord shall in no way be liable for any acts or omissions of such personnel, or device in failing to prevent any such theft, vandalism or loss or damage by other cause.  Tenant’s indemnification obligations set forth in Article 8 hereof shall include the parking garage and all related parts thereof and thereto as though specifically set forth therein; (d) There shall not be any overnight parking in the garage.  Tenant shall, and shall cause its personnel and visitors to, remove all automobiles from the parking garage at the end of Business Hours.  If any automobile owned by Tenant or by its personnel or visitors remains in the parking garage overnight and the same interferes with the cleaning or maintenance of said area (including, without limitation, snow removal), any costs or liabilities incurred by Landlord in removing said automobile to effectuate cleaning or maintenance, or any damages resulting to said automobile or to Landlord’s equipment or equipment owned by others by reason of the presence or removal of said automobile siren be paid by Tenant to Landlord, as additional rent; (e) In the event that Tenant validates parking for any person parking in the garage, Tenant shall pay Landlord’s then prevailing parking rate for each such validation within ten (10) days after being billed therefor; and (f) Tenant acknowledges that parking fees including, without limitation, fees for parking cards and validations, May be billed on Landlord’s behalf by the garage operator or other agent designated by Landlord and that such fees shall he deemed additional rent under this Lease.

50.                               Hazardous Materials.  Tenant shall keep or cause the Premises to be kept free of Hazardous Materials (hereinafter defined).  Without limiting the foregoing, Tenant shall not cause or permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials nor shall Tenant cause or permit, as a result of any intentional or unintentional act or omission on the part of Tenant or any person or entity claiming through or under Tenant or any of their employees, contractors, agents, visitors or licensees (collectively, “Related Parties”), a release of Hazardous Materials onto the Premises, the Real Property or any adjoining property.  Tenant shall comply with and ensure compliance by all Related Parties with all applicable Federal, State and Local laws, ordinances, rules and regulations, whenever and by whomever triggered (including, without limitation, any regular testing regimes required by law), and shall obtain and comply with, and ensure that all Related Parties obtain and comply with, any and all approvals, registrations or permits required thereunder.  Tenant shall (i) conduct and complete all investigations, studies, samplings, and testing, and all remedial removal and other actions necessary to clean up and remove such Hazardous Materials, on, from, or affecting the Premises (a) in accordance with all applicable Federal, State and Local laws, ordinances, rules, regulations, policies, orders and directives, and (b) to the satisfaction of Landlord, and (ii) defend, indemnify, and hold harmless Landlord, its employees, agents, officers, members, partner, principals and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, release, or threatened release of such Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (d) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of Landlord, which are based upon or in any way related to such Hazardous Materials, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.  In the event this lease is terminated, or Tenant is dispossessed, Tenant shall deliver the Premises to Landlord free of any and all Hazardous Materials so that the conditions of the Premises shall conform with all applicable Federal, State and Local laws, ordinances, rules or regulations affecting tire Premises.  For purposes of this Article, “Hazardous Materials” includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic, substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, State or Local environmental law, ordinance, rule, or regulation.  Tenant’s obligations under this Article 50 shall survive the expiration or earlier termination of the term of this lease.  In the event that a legal violation involving Hazardous Materials now exists or arises in the future which Tenant is not responsible for under this lease and which materially and adversely affects Tenant’s use of the Premises, Landlord hereby covenants to address such legal violation in the manner required by applicable law.  Notwithstanding the foregoing, if the subject legal violation has been caused by the act or omission of a third party, then Landlord may seek to cause such third party to address such legal violation.

51.                               Default.  (a) In addition to the rights and remedies set forth in Articles 17 and 18 hereof, Landlord shall have the right to cancel this lease in the manner provided in the event that Tenant shall have failed to pay any installment of Rent within five (5) days after written notice and demand for payment thereof.

(b)                                 In any case in which the Rent is, not paid within ten (10) days of the day when same is due, Tenant shall pay a late charge equal to interest on such amount from the due date of such amount until the payment date of such amount at the rate of fifteen (15%) percent per annum, provided, however, the rate charged shall in no event be higher than the highest rate permitted by law.  Tenant further agrees that the late charge imposed is fair and reasonable, complies with all laws, regulations and statutes, bud constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and administrative expenses incurred by Landlord due to the late payment of Rent by Tenant.  Tenant further agrees that the late charge does not create a borrower/lender or borrower/creditor relationship between Landlord and Tenant.  The demand and collection of the aforesaid late charges shall in no way be deemed a waiver of any and all remedies that Landlord may have under the terms of this lease by summary proceedings or otherwise in the event of a default in payment of Rent.  In the event that Landlord shall bring any proceeding against Tenant for recovery of money damages, or for possession of the Premises by reason of nonpayment of Rent, or for nonperformance by Tenant of the terms and conditions of this lease, or for breach of lease, and Landlord shall incur costs and expenses by reason thereof or by reason of such default, such charges, including legal fees and disbursements, shall be due and payable from Tenant as additional rent and shall become immediately due and payable upon the incurrence of same.

(c)                                  At any time after the Term shall have expired and come to an end or Landlord shall have re-entered upon the Premises, as the case may be, whether or not Landlord shall have collected any monthly deficiencies pursuant to Article l8 of the preprinted portion of this lease, Landlord shall he entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of four (4%) per cent per annum.  lf, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Demised Term, or any part thereof, the amount of Rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so react during the term of the reletting.

(d)                                 Tenant agrees to give Landlord written notice of any proposed change in the ownership of the majority of the outstanding capital stock of Tenant or any change in the ownership of the majority of the assets of Tenant.  Failure of Tenant to give the notice provided for in the preceding sentence shall be deemed a non-curable default by Tenant pursuant to this lease (that is, a default which has already extended beyond the applicable grace period, if any, following notice from Landlord), giving Landlord the right, at its option, to cancel and terminate this tease or to exercise any and all other remedies available to Landlord hereunder or as shall exist at law or in equity.

52.                               Insurance.  (a) Tenant shall, at its own cost and expense, obtain and maintain in full force and effect during the Term of this lease: (i) Commercial General Liability insurance on an occurrence basis against claims for Bodily Injury, including death arising therefrom, Personal Injury, Property Damage occurring in at about the Premises or the Real Property under which Tenant is named as the insured and Landlord, Landlord’s managing agent, any ground lessors, any mortgagees and any other parties whose names shall have been furnished by Landlord to Tenant from time to time are included as additional insureds as their interests appear, by policy endorsement if necessary.  Tenant’s Commercial General Liability shall he primary, in all respects, without contribution front any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent or any Lessors or Mortgagees named as additional insureds.  Such Commercial General Liability insurance shall include Contractual Liability to insure Tenant’s indemnification obligations set forth in this lease.  The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000.00; said limit may be obtained by use of follow-form excess or Umbrella liability policies; provided, however, that Landlord may require Tenant to increase such insurance, from time to time, so as to equal the amount of insurance which in Landlord’s reasonable judgment is then being customarily required by landlords for similar office space in the vicinity of the Premises.  If Tenant’s Commercial General Liability insurance covers more than one location the policy providing this coverage shall be written with a “per location” aggregate limit; (ii) Property Insurance insuring Tenant’s property and all additions, alterations, improvements or betterments to the Premises for the full replacement cost thereof.  Property Insurance shall be written to provide Special Form “all risk” perils insuring Tenant’s property.  Property insurance shall be written with a deductible of no greater than $10,000 each loss.  Tenant shall insure Business Income/Extra Expense in an amount sufficient to provide for at least twelve (12) months of loss of income and estimated extra expenses; (iii) Worker’s Compensation insurance covering all of Tenant’s employees and any other insurance required by law; and (iv) If Tenant undertakes additions, alterations, renovations, maintenance or repairs to the Premises, any and all contractors and subcontracters engaged by Tenant shall be required to provide certificates of insurance giving evidence of (y) Commercial General Liability with limits of no less than those required of the Tenant, and that Landlord, Landlord’s managing agent, any ground lessors, any Mortgagees and any other parties whose names shall have been furnished by Landlord to Tenant from time to time are included as additional insureds, by policy endorsement if necessary, and (z) Worker’s Compensation covering all employees of such Contractor or subcontractor.  No contractor or subcontractor is permitted to begin work on or at the Premises until an insurance certificate, indicating inclusion of required additional insureds, shall have been delivered to and accepted by Landlord.

(b)                                 All insurance to be carded by Tenant (i) shall be obtained from companies licensed as Admitted insurers in the state where the Premises is located and rated “A-, IX”, or better, in the current edition of Best’s Key Rating Guide, and (ii) may be maintained under blanket policies of insurance provided the coverage afforded will not be reduced from that required hereunder by the use of a blanket policy.  Tenant shall provide evidence of required insurance to Landlord in the form of Certificate(s) of Insurance, or if required by Landlord, certified copies of insurance policies.  Tenant is responsible to provide to Landlord evidence of renewals of required insurance thirty (30) days prior to expiration of each such policy.  All required insurance policies shall provide for thirty (30) days advance notice of cancellation or non-renewal (ten (10) days notice for non-payment of premium) to Landlord.

(c)                                  Landlord and Tenant hereby mutually waive any rights of recovery or subrogation against each other (including their employees, officers, directors, agents or representatives) for loss or damage to the Building, tenant improvements and betterments; fixtures, equipment and any other personal property to the extent covered by the property insurance required above.  If the property insurance purchased by Tenant as required above does not expressly allow the insured to waive rights of subrogation prior to a loss, Tenant shall cause the properly policy to be endorsed with a waiver of subrogation as required above.

(d)                                 All insurance coverage shall be provided in compliance wills the requirements herein and shall contain no non-standard, special, and/or unusual exclusions or restrictive endorsements without the prior written consent of Landlord.

53.                               Broker.  Tenant represents and Warrants that the sole broker with whom it has dealt with in this transaction is CB Richard Ellis (the “Broker”), and that no other broker interested Tenant in the Premises.  Landlord shall be responsible for the payment one (1) standard real estate brokerage commission to Broker but Tenant shall hold Landlord harmless from the claim of any other real estate broker or salesman claiming to have interested or have been responsible for Tenant’s execution of this Lease.

54.                               Conditions of Landlord’s Liability.  Landlord and Landlord’s agents and employees shall not be liable for, and Tenant waives all claims for, loss or damage to Tenant’s business or damage to person or property sustained by Tenant resulting from any accident or occurrence (unless caused by or resulting from the negligence of Landlord, its agents, servants or employees other than accidents or occurrences against which Tenant is insured and except to the extent Tenant is contributorily negligent) in or upon the Premises at the Building, including, but not limited to, claims for damage resulting from: (i) any equipment or appurtenances becoming out of repair; (ii) injury done or occasioned by wind; (iii) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, or steam pipes, stairs, porches, railings or walks; (iv) broken glass; (v) the backing up of any sewer pipe or downspout; (vi) the bursting, leaking of running of any tank, tub, washstand, water closet, waste pipe, drain or other pipe or tank in, upon or about the Building or the Premises; (vii) the escape of steam or hot water; (viii) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, doorways, show windows, walks on any other place upon or near the Building or the Premises or otherwise; (ix) the falling of any fixture, plaster, tile or stucco; and (x) any act, omission or negligence of other tenants, licensees or of any other persons or occupants of the Building or of adjoining or contiguous buildings or of owners of adjacent or contiguous property.  Whenever Tenant shall claim under this lease that Landlord has unreasonably withheld or delayed its consent to some request of Tenant for which Landlord is specifically obligated to be reasonable under this lease, Tenant shall have no claim for damages by reason of such alleged withholding or delay, and Tenant’s sole remedy thereof shall be a right to obtain specific performance or injunction but in no event with recovery of damages.

55.                               Casualty/Condemnation.  Supplementing Article 9 of the preprinted portion of this lease, Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof, provided that Landlord shall use commercially reasonable efforts to minimize any interference with the operation of Tenant’s business during the making of repairs.  Supplementing Article 10 of the preprinted portion of this lease, in the event that only a part of the Building shall be so condemned or taken, then Landlord (whether or not the Premises be affected) may, at its option, terminate this lease upon written notice to tenant.

56.                               Intentionally Omitted.

57.                               Miscellaneous.  (a) This lease shall not be recorded.  No memorandum of this lease shall be recorded without the express written consent of Landlord.

(b)                                 The invalidity or unenforceability of any provision of this lease shall in no way affect the validity or enforceability of any of the other provisions contained in this lease.  Landlord and Tenant understand, agree and acknowledge that this lease has been freely negotiated by both parties and that, in the event of any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this lease or any of its terms and conditions, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this lease or any portion hereof.

(c)                                  There are no oral agreements between the parties hereto affecting this lease and this lease supersedes and cancels any and all previous representations, negotiations, arrangements and understandings, if any, between the parties hereto with respect to the subject matter hereof, and shall not be used to interpret or construe this lease.

(d)                                 Wherever in this lease there is any conflict between the provisions of any of the preprinted portions of the lease and the non-preprinted portions of the lease (e.g. typewritten or handwritten changes to the pre-printed form and the provisions of this rider), the non-preprinted provisions shall be deemed to supersede the preprinted provisions.

(e)                                  Supplementing Article 11, and subject to the further provisions of this Section 57(e):

(i)                                     At least thirty (30) days prior to any proposed subletting or assignment, Tenant shall submit to Landlord a written notice of the proposed subletting or assignment, which notice shall be accompanied by the following: (A) the name and address of the proposed subtenant or assignee; (B) the nature and character of the business of the proposed subtenant or assignee and its proposed use of the premises to be demised; (C) the most recent three (3) years of balance sheets and profit and loss statements of the proposed subtenant or assignee or other financial information satisfactory to Landlord; and (D) a copy of the form of sublease or assignment of lease which Tenant intends to sign if Landlord approves the transaction.

(ii)                                  Landlord agrees that it shall not unreasonably withhold its consent to a subletting or assignment requested by Tenant, provided (A) that such assignment or sublease is for a use which is in compliance with this lease and the then existing zoning regulations and the Certificate of Occupancy; (B) that, at the time of such assignment or subletting, there is no default under the terms of this lease on the Tenant’s part beyond the expiration of the applicable grace or notice and cure period provided herein for the cure thereof, if any; (C) that, in the event of an assignment, the assignee shall assume in writing the performance of all of the terms and obligations of the within lease; (D) that a duplicate original of said assignment or sublease shall be delivered by certified mail to the Landlord at the address herein set forth within ten (10) days from the said assignment or sublease and within ninety (90) days of the date that Tenant first advises Landlord of the name and address of the proposed subtenant or assignee; (E) such assignment or subletting shall not, however, release the within Tenant or any successor tenant or any guarantor from their liability for the full and faithful performance of all of the terms and conditions of this lease; (F) if this lease is assigned, whether or not in violation of the provisions of this lease, Landlord may collect rent from the assignee.  If the Premises or any part thereof is sublet or is used or occupied by anybody other than Tenant, whether or not in violation of this lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant.  In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 57(e), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this lease.  The consent by Landlord to assignment, subletting or use, or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, subletting or use or occupancy by others not expressly permitted by this Section 57(e).  References in this lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under or through Tenant, immediately or remotely; and (G) that, in the event Tenant shall request Landlord’s consent to a proposed assignment of this lease or proposed sublease of all or a portion of the Premises, Tenant shall pay or reimburse to Landlord the reasonable attorney fees incurred by Landlord in processing such request.

(iii)                               In determining reasonableness, there shall be taken into account the character and reputation of the proposed subtenant or assignee, the specific nature of the proposed subtenant’s or assignee’s business and whether same is in keeping with other tenancies in the building; the financial standing of the proposed subtenant or assignee; and the impact of all of the foregoing upon the Building and the other tenants of Landlord therein.  Landlord shall not be deemed to have unreasonably withheld its consent if it refuses to consent to a subletting or assignment to an existing tenant in any building which is owned by Landlord or its affiliate or in a proposed subtenant or assignee with whom Landlord is negotiating a lease or if at the time of Tenant’s request, Tenant is in default, beyond applicable grace or notice and cure period provided herein for the cure thereof (if any) of any of the terms, covenants and conditions of this lease to be performed by Tenant, or, if Landlord’s lender’s consent to such transaction is required and same is not granted.

(iv)                              Notwithstanding anything to the contrary set forth herein, within thirty (30) days of Landlord’s receipt of Tenant’s notice that Tenant desires to assign this lease or to sublease all or substantially all of the Premises, Landlord may elect to terminate this lease by delivering notice of such election to Tenant within such thirty (30) day period.  If Landlord shall have elected to so terminate this lease, the term of this lease shall cease and come to an end on that day with the same force and effect as though that were the original date set forth as the Expiration Date, and Tenant shal1 deliver broom clean possession of the Premises in accordance with the terms of this lease.  Thereafter, neither party shall have any further obligations to the other hereunder, except for any fixed rent or additional rent due and owing to the Landlord up to and including the termination of this lease, any obligations that expressly survive the termination or expiration of this lease, and as the parties hereto may have agreed otherwise in this lease or by separate writing.  If Landlord fails to exercise such option within said thirty (30) days and Tenant fails to complete such assignment or sublease with a third party within ninety (90) days thereafter, Tenant shall again comply with all the conditions of this Article, as if the notice and option hereinabove referred to had not been given and received.

(v)                                 For purposes of this Section 57(e), any person or legal representative of Tenant, to whom Tenant’s interest under this lease passes by operation of law or otherwise, shall be bound by the provisions of this Section 57(e) and a modification or amendment of a sublease shall be deemed a sublease.  Tenant shall not mortgage, pledge, hypothecate or otherwise encumber its interest under this lease without Landlord’s prior written consent.

(vi)                              Without affecting any of its other obligations under this lease, Tenant will pay Landlord, as additional rent, fifty (50%) percent of any sums or other economic consideration, which (A) are due and payable to Tenant as a result of any permitted assignment or subletting whether or not referred to as rentals under the assignment or sublease (after deducting therefrom the reasonable costs and expenses incurred by Tenant in connection with the assignment or subletting in question provided such costs were approved by Landlord when it approved the assignment or sublease); and (B) exceed in total the sums which Tenant is obligated to pay Landlord under this lease (prorated to reflect obligations allocable to that portion of the Premises subject to such assignment or sublease), it being the express intention of the parties that Tenant and Landlord shall share equally any profit front such sublease or assignment.  The failure or inability of the assignee or subtenant to pay rent pursuant to the assignment or sublease will not relieve Tenant from its obligations to Landlord under this subparagraph 57(e).  Tenant will not amend the assignment or sublease in such a way as to reduce or delay payment of amounts which are provided in the assignment or sublease approved by Landlord.

(vii)                           Without limiting the right of Landlord to withhold its consent to any proposed assignment of this lease or subletting of all or any portion of the Premises, Tenant specifically acknowledges and agrees that it and anyone holding through Tenant shall not sublet or assign all or any portion of the Premises to any subtenant or assignee who will use the Premises or a portion thereof for any of the following designated uses nor for any other use which is substantially similar to any one of the following designated uses: (A) federal, state or local governmental division, department or agency which generates heavy public traffic, including, without limitation, court, social security offices, labor department office, drug enforcement agency, motor vehicle agency, postal service; military recruitment office; (B) union or labor organization; (C) office for the practice of medicine, dentistry or the rendering of other health related services; (D) chemical or pharmaceutical company, provided, however, that the subletting or assignment to such a company which will use the premises only for executive, general and sales offices and waive the right to conduct any research and development shall not be prohibited; (E) insurance claims office, including, but not limited to, unemployment insurance or worker’s compensation insurance; (F) securities brokerage firm.

(viii)                        Tenant, without Landlord’s consent (but upon prior written notice to Landlord), may assign or transfer its entire interest in the Lease and the leasehold estate hereby created or sublet the whole of the Premises to an “affiliate” of Tenant or to a “successor corporation” of Tenant, as such terms are hereinafter defined, provided that Tenant shall not be in default beyond the expiration of the applicable grace or notice and cure period provided herein for the cure thereof, if any, in any of the terms, covenants, conditions and agreements of this Lease, including but not limited to the payment of the fixed rent or additional rent payable by Tenant hereunder.  An “affiliate” of Tenant shall mean any corporation which directly or indirectly controls or is controlled by or is under common control with Tenant.  For purposes of this definition, “control” (including “controlling,” “controlled by” and “under common control with”) as used with respect to any corporation, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, or by contract or otherwise.  A “successor corporation” shall mean (A) a corporation into which or with which.  Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation, or (B) a corporation acquiring this Lease and the term hereby demised, the goodwill and all or substantially all of the other property and assets of Tenant, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its corporate successors and assigns, or (C) any corporate successor to a successor corporation becoming such by either of the methods described in Clauses (A) and (B); provided that, immediately after giving effect to any such merger or consolidation, or such acquisition and assumption as the case may be, the corporation surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have assets, capitalization, and a net worth as determined in accordance with generally accepted principles of accounting at least equal to the assets, capitalization and net worth, similarly determined, of Tenant, at the beginning of the term of this Lease or of Tenant immediately prior to such merger or consolidation or such acquisition and assumption, as the case may be, whichever is the greater.  The acquisition by Tenant, its corporate successors or assigns, of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, shall be deemed to be a merger of such corporation into Tenant for the purpose of this provision.  As used in this provision, the words “corporation”, “corporate” and similar words shall include other business forms such as limited liability companies, and the words “Voting stock” and “voting securities” shall include other forms of ownership such as limited liability company membership interests.

(f)                                   This Lease may not be changed, modified or discharged, in whole or in part, orally, and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this lease or any obligations under this lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought.  In addition, Tenant shall reimburse Landlord for any and all reasonable attorney fees incurred by Landlord in connection with the preparation, review, negotiation and/or consummation of any amendment, modification, instrument, agreement or other understanding made at the request of, or as an accommodation to, Tenant with respect to this lease.

(g)                                  The mailing or delivery of a lease by Landlord to a possible Tenant, its agent or attorney, shall not be deemed an offer nor shall any obligation or liability be created on the part of Landlord until such time as a lease, duly executed by Landlord, is delivered to such possible Tenant, its agent or attorney.

(h)                                 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Promises, (ii) all fires and other casualties within the Premises, (iii) all damages to or defects in the Premises, including the fixtures, equipment and appurtenances thereof for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building’s sanitary, electrical, heating, ventilating, air conditioning, elevator and other systems located in or passing through the Premises or any part thereof.

(i)                                     Supplementing Article 34 of the preprinted portion of this lease, in the event that Landlord holds the security deposit in an interest bearing account, Landlord may retain such administrative expenses which Landlord is entitled to retain pursuant to any applicable law.  Further supplementing Article 34, in lieu of a cash deposit, Tenant shall be permitted to deliver to Landlord (either upon lease signing or in substitution for a cash deposit at a later date) as and for security hereunder, a clean, irrevocable and unconditional letter of credit in an amount equal to the security required to be deposited by Tenant pursuant hereto which shall comply and conform in all material respects with the form annexed hereto and made apart hereof as Exhibit F.  Provided Tenant is not then in default under this Lease beyond the expiration of any applicable notice and cure period provided herein for the cure thereof (if any), then, at the end of the first Lease Year, upon reasonable advance request by Tenant, Landlord shall refund to Tenant a portion of the Security Deposit (or, if applicable, Landlord shall authorize Tenant to reduce the Letter of Credit) so that the amount of the Security Deposit then remaining shall be $25,353.34.

(j)                                    In the event that Tenant is not an individual, Tenant represents that the officer or officers, partner or partners, member or members or manager or managers executing this lease have the requisite authority to do so.

(k)                                 Tenant shall not place any signs or lettering of any nature on or in any window or on the exterior of the Building or elsewhere within the Premises such as will be visible from outside of the Premises.  Tenant shall not place any sign or lettering in the public corridors or on the doors (except for Landlord’s standard name plaque).

(l)                                     Supplementing Article 35 of the preprinted portion of this lease, at Landlord’s request, the certification made by Tenant pursuant to the terms thereof shall include such other information as to the status of this lease as Landlord shall reasonably request.  Tenant hereby acknowledges that the statement delivered pursuant thereto may be relied upon by any prospective purchaser or lessee of the Real Property or any portion thereof or interest or estate therein, any mortgagee or prospective mortgagee thereof, or arty prospective assignee of any mortgage thereof.

(m)                             All bills, statements, notices, demands, requests or other communications given or required to be given to Landlord under this lease shall be effective only if rendered or given in writing, sent by registered or certified mail (return receipt requested) or nationally recognized overnight courier, addressed (i) to Landlord at c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170, with a copy seat simultaneously to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170, Attn: Leasing Counsel; and (ii) addressed to Tenant at the Premises with a courtesy copy to Tenant’s Corporate Counsel, Thomas N. Apple, Esq., Itochu International Inc., 335 Madison Avenue, New York, NY 10017, provided that failure of Landlord to deliver a courtesy copy shall not vitiate the effectiveness of any notice.

(n)                                 Notwithstanding anything contained to the contrary in this lease, Tenant hereby waives any right to recover against Landlord any indirect, consequential, special, punitive or incidental damages against Landlord in any cause of action, proceeding or claim arising out of, or in connection with, this lease:

(o)                                 This Lease shall be governed in all respects by the laws of the State of Connecticut.

(p)                                 Tenant and its employees and agents shalt faithfully observe and comply with the rules and regulations set forth in the attached Exhibit C and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant.

(q)                                 Tenant represents that as of the date of this Lease, and Tenant covenants that throughout the term of this Lease: (i) Tenant is not, and shall not be, an Embargoed Person, (ii) none of the funds or other assets of Tenant are or shall constitute property of, or are or shall be beneficially owned, directly or indirectly, by any Embargoed Person; (iii) no Embargoed Person shall have any interest of any nature whatsoever in Tenant, with the result that the investment in Tenant (whether directly or indirectly) is or would be blocked or prohibited by law or that this Lease and performance of the obligations hereunder are or would be blocked or in violation of law and (iv) none of the funds of Tenant are, or shall be derived from, any activity with the result that the investment in Tenant (whether directly or indirectly) is or would be blocked or in violation of law or that this Lease and performance of the obligations hereunder are or would be in violation of law.  “Embargoed Person” means a person, entity or government (1) identified on the Specially Designated Nationals and Blocked Persons List maintained by the United States Treasury Department Office of Foreign Assets Control and/or any similar list maintained pursuant to.  any authorizing statute, executive order or regulation and/or (2) subject to trade restrictions under United States law, including, without limitation, the International Emergency Economic Powers Act, 50 § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such laws, with the result that the investment in Tenant (whether directly or indirectly), is or would be prohibited by law or this Lease is or would be in violation of law and/or (3) subject to blocking, sanction or reporting under the USA Patriot Act, as amended; Executive Order 13224, as amended; Title 31, Parts 595, 596 and 597 of the U.S. Code of Federal Regulations, as they exist from time to time; and any other law or Executive Order or regulation through which the U.S. Department of the Treasury has or may come to have sanction authority.  If any representation made by Tenant pursuant to this Section 57(q) shall become untrue Tenant shall within ten (10) days give written notice thereof to Landlord, which notice shall set forth in reasonable detail the reason(s) why such representation has become untrue and shall be accompanied by any relevant notices from, or correspondence with, the applicable governmental agency or agencies.

58.                               Renewal Option.  Tenant shall have the right to be exercised as hereinafter provided, to extend the term of this Lease with respect to the entire Premises for one (1) period of five (5) years (the “Renewal Term”) upon the following terms and conditions:

(a)                                 That at the time of the exercise of such right and at the commencement of the Renewal Term, Tenant shall not be in default under this Lease beyond the expiration of any applicable notice and cure period provided herein for the cure thereof, if any.

(b)                                 That Tenant shall notify Landlord in writing of Tenant’s exercise of this option at least twelve (12) months prior to the expiration of the initial term of this Lease.

(c)                                  That the Renewal Term shall he upon the same terms, covenants and conditions as in this Lease provided except that (i) there shall he no further option to extend this Lease beyond the Renewal Term referred to above; (ii) the Premises shall be delivered in its then “as is” condition; and (iii) the Base Rent to be paid by Tenant during the Renewal Term shall be the Fair Market Annual Minimum Rent (as hereinafter defined).

(d)                                 This Renewal Option is offered exclusively to TYR Energy, Inc. and shall not be transferable by operation of law or otherwise.

(e)                                  “Fair Market Annual Minimum Rent”, as used in this Article 58, shall mean the rate (including annual escalations) then being received by landlords when entering into renewal leases for comparable size space for a comparable term in Class A buildings in the Central Business District of Stamford, Connecticut (the “CBD”).  “Fair Market Annual Minimum Rent” shall not mean “net effective rent to Landlord”.  In determining Fair Market Annual Minimum Rent, adjustment shall be made in consideration of those factors which are then customarily taken into account when determining such rental rate in the CBD to the extent such factors are not already taken into account by reason of the rent being a renewal rent.

(f)                                   Time shall be of the essence with respect to all of Tenant’s obligations under this Article 58.

(g)                                  In the event Tenant disputes Landlord’s determination of Fair Market Annual Minimum Rent, Tenant, by mitten, demand served upon Landlord within fifteen (15) days after, Landlord notifies Tenant of Landlord’s determination of Fair Market Annual Minimum Rent, may commence arbitration strictly in accordance with the terms and conditions of this paragraph.  If Tenant shall fail to demand arbitration as set forth above within said fifteen (15) day period, Tenant shall be deemed to have accepted Landlord’s determination of Fair Market Annual Minimum Rent.  The sole issue to be determined by such arbitration shall be the Fair Market Annual Minimum Rent in accordance with this paragraph.  Such written demand shall contain the name and address of the arbitrator appointed by Tenant.  Within ten (10) days after its receipt of the written demand, Landlord will give Tenant written notice of the name and address of its arbitrator.  Within ten (10) days after the date of the appointment of the second arbitrator, the two (2) arbitrators will meet.  If the two (2) arbitrators are unable to agree on the Fair Market Annual Minimum Rent as provided herein within ten (10) days after their first meeting, they will select a third arbitrator.  The third arbitrator will be designated as chairman and will immediately give Landlord and Tenant written notice of its appointment.  The three (3) arbitrators will meet within ten (10) days after the appointment of the third arbitrator.  The third arbitrator will then select the Fair Market Annual Minimum Rent proposed by one of the first two (2) arbitrators within ten (10) days after the meeting of the three (3) arbitrators.  The arbitrators must be licensed real estate appraisers with at least five (5) years experience in the Stamford real estate market.  No arbitrator may be an active real estate broker.  The arbitration will be governed by the laws of the State of Connecticut and, when not in conflict with such law, by the general procedures in the commercial arbitration rules of the American Arbitration Association.  The arbitrators will not have the power to add to, modify, detract from or alter in any way the provisions of this Lease or any amendments or supplements to this Lease.  The arbitrators will not have any power to decide or consider anything other than the specific issue of the Fair Market Annual Minimum Rent in accordance with the terms of this Lease.  No arbitrator is authorized to make an award for damages of any kind including, without limitation, an award for punitive, exemplary, consequential or incidental damages.  Landlord and Tenant will pay for the Services of its appointees, attorneys and witnesses plus one-half of all other proper costs relating to the arbitration.  The decision of the arbitrators will be final and non-appealable and may be enforced according to the laws of the State of Connecticut.  Notwithstanding anything to the contrary contained, herein, in the event Tenant disputes Landlord’s determination of the Fair Market Annual Minimum Rent, Tenant shall nevertheless continue to pay rent at the same rate then being paid under this Lease.  In the event the rent as determined hereunder is at variance with the rent being paid by Tenant, Tenant shall either pay the difference in a lump sum or receive a credit as the case may be.

59.                               Right of First Offer.  (a) In the event that the premises presently occupied by Mormac Marine and located adjacent to the Demised Premises on the seventh (7th) floor of the Building as outlined on the floor plan annexed hereto as Exhibit A-1 and hereby made a part hereof (the “Adjacent Premises”) becomes vacant and available for lease, then, so long as Tenant is not in default under this Lease, Landlord shall notify Tenant of the availability of the Adjacent Premises (“Landlord’s Notice”), provided that Landlord shall not be liable to Tenant for any costs, expenses, damages or liabilities which are or may be incurred by Tenant by reason of Landlord’s unintentional failure to an notify Tenant.  Tenant shalt have a period of five (5) days after receipt of Landlord’s Notice in which to notify Landlord that Tenant will lease the Adjacent Premises pursuant to the terms of this Article 59 (“Tenant’s Notice”), time being of the essence with respect to all of Tenant’s obligations hereunder.  This Right of First Offer shall not apply during the last two (2) years of the initial term of this Lease or during the last two (2) years of any renewal term unless Tenant shall have exercised the next available renewal option.

(b)                                 In the event that Tenant elects not to lease the Adjacent Premises, or fails to deliver Tenant’s Notice in strict accordance with the terms hereof, this Right of First Offer shall be deemed waived and Landlord shall have the right to lease the Adjacent Premises (in whole or in separate portions) to a third party on such terms and conditions as Landlord shall determine in its sole discretion, Landlord shalt not be required to re-offer the Adjacent Premises (or any portion thereof) to Tenant, and this Article 59 shall be of no further force or effect.

(c)                                  Tenant’s exercise of this Right of First Offer by the giving of Tenant’s Notice to Landlord shall be self-operative and no additional document of confirmation of Tenant’s exercise of this Right of First Offer shall be necessary.  Notwithstanding the foregoing, at Landlord’s option, Landlord and Tenant shall execute a lease modification agreement (the “Lease Modification Agreement”) to confirm Tenant’s exercise of this Right of First Offer.  In the event that Tenant properly and timely exercises this Right of First Offer as provided above, Tenant shall lease the Adjacent Premises, from Landlord upon all of the same terms as this lease, except: (i) that the Base Rent for the Adjacent Premises shall be equal to the Fair Market Annual Minimum Rent (as defined below), (ii) for other matters dependent upon the size of the Adjacent Premises, such as Tenant’s Proportionate Share, which shall be adjusted accordingly, (iii) that Tenant will accept the Adjacent Premises in its “as is” condition and Landlord shall not be required to perform any work in or to the Adjacent Premises or incur any expense in order to prepare such space for Tenant’s occupancy, and (iv) for such other teams and conditions as may be mutually agreed to by Landlord and Tenant.

“Fair Market Annual Minimum Rent”, as used in this Article 59, shall mean the rate (including annual escalations) then being received by landlords for comparable size space for a comparable term in Class A buildings in the CBD.  “Fair Market Annual Minimum Rent” as used in this Article 59 shall not mean “net effective rent to Landlord”.  In determining Fair Market Annual Minimum Rent, adjustment shall be made in consideration of those factors which are then customarily taken into account when determining such rental rate in the CBD.

(d)                                 This Right of First Offer is personal to TYR Energy, Inc. and shall not be transferable by operation by law or otherwise.

60.                               Building Directory and Entrance Signage.  At Tenant’s request, subject to Landlord’s approval, Landlord shall include on the Building directory the names of Tenant, its organizational divisions and any other person or business entities lawfully occupying the Premises or any part thereof, and the names of any of their officers and employees, provided that the names so listed shall not take up more than Tenant’s Proportionate Share of the space on the Building directory.  The listing of any name other than that of Tenant on the Building directory or on any of the doors of the Premises shall not be deemed to vest in the person or entity so listed any right or interest in this Lease or in the Premises or to constitute the consent of Landlord required under Article 11, or a waiver thereof.  The initial listings on the Building directory shall be at Landlord’s expense, and any subsequent changes and/or additions shall be at Tenant’s expense.  Tenant, at Tenant’s sole cost and expense and in compliance with all applicable laws and/or requirements of public authorities, shall be permitted to affix to the front entrance door of the Premises an identification sign, which sign shall be subject to Landlord’s prior written approval.

61.                               7th Floor Common Corridor Renovation.  Landlord shall use commercially reasonable efforts to renovate and refinish the common corridor located on the seventh (7th) floor of the Building prior to the last day of the second (2nd) Lease Year.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this lease as of the day and year first above written.

Signed and Delivered
in the Presence of:	LANDMARK SQUARE 1-6 LLC

	By:	/s/ John J. Barnes
Name: John J. Barnes
Its: Senior Vice President
Director

TYR ENERGY, INC.

/s/ Carol Faucher	By:	/s/ Kaoru Usami
Name: Kaoru Usami
Its: President & CEO

EXHIBIT A

RENTAL PLAN FOR DEMISED PREMISES

EXHIBIT A-1

RENTAL PLAN FOR ADJACENT PREMISES

EXHIBIT B

LANDLORD’S CLEANING SERVICES

Subject to Section 42 of this Lease, Landlord covenants and agrees to provide the following basic cleaning services to the Premises:

Daily (5 days per week Monday to Friday, legal holidays excepted):

•                                              Sweep hard surface floors with treated dust mop

•                                              Empty and wipe MI ash trays.

•                                              Empty waste paper baskets

•                                              Low dusting

•                                              Vacuum all carpeted areas

Weekly:

•                                              Damp mop all hard surface floors.

Every six (6) months:  Clean windows inside and out

‘RECYCLING

Tenant is advised that the Building is subject to a mandatory recycling program for disposables and waste Materials.  Tenant shall abide by all rules and regulations as may be promulgated for compliance with the program.

EXHIBIT C

RULES AND REGULATIONS

1.             The sidewalks, entrances, passages, lobby, elevators, vestibules, stairways, corridors or halls outside the Premises shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any said areas.  No door mat of any kind whatsoever shall be placed or left in any public hall or outside and entry door of the Premises.

2.             No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord.  Such curtains, blinds, shades or screens must be of a quality type, design and color, and attached in the manner, approved by Landlord.

3.             No sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted, or affixed by any tenant on any part of the outside of the Premises or the Building without the prior written consent of Landlord.  In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge expense incurred in such removal to the tenant of tenants violating this rule.  Interior signs and lettering on doors and directory tablet outside of the Premises shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

4.             The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels; or other articles be placed on the window sills.

5.             No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules outside the Premises.

6.             The water and wash closets and other plumbing fixtures shall not be used for any purpose other than these for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein.  All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees agents, visitors or licenses shall have caused the same.

7.             No boring, cutting or stringing of wires in violation of applicable laws, codes or regulations shall be permitted, except with the prior written consent of Landlord, and as Landlord may reasonably direct.  No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact whit the floor of the Premises.

8.             No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises.

9.             No noise, including, but not limited to, music or the playing of musical instruments,

recordings, radio, or television which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any Tenant.  Nothing shall be done or permitted in the Premises by Tenant which would unreasonably impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.  No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

10.          Tenant, its servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the Premises any explosive fluid, chemical or substance, nor any inflammable or combustible objects or materials, in violation of any applicable law, ordinance or governmental regulation.

11.          Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or window by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key.  Each tenant shall, upon the termination of its tenancy, turn over to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise provided by, such tenant and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.  Tenant shall have the right to install additional security systems for the Premises, which ‘systems will be coordinated with those operated by Landlord and its managing agent.  Keys or cards used in connection with such systems shall be furnished to Landlord or its managing agent.

12.          All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Landlord or its agent may reasonably determine from time to time.  Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.  Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant.  Landlord shall, in no way, be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule 12 or of Rule 16 hereof.

13.          Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or public typist, or for the warehousing, manufacture or sale to the general public of beer, wine, liquor, narcotics, or as a barber, beauty or manicure shop, or as an employment bureau.  Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant or its affiliates.  Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for manufacturing, or sale at auction of merchandise, goods or property of any kind, except for promotional purposes.

14.          Tenant shall not obtain, purchase or accept for use in the Premises cleaning, floor polishing or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by Landlord are not excessive.  Such services shall be furnished only at such hours, in such places, within the Premises, and under such regulations as may be fixed by Landlord.  Tenants shall not purchase or contract for waxing, rug shampooing, Venetian blind washing, furniture polishing, lamp servicing, cleaning of electric fixtures, removal of garbage or towel service in the Premises except front companies or persons approved by the Landlord.  Landlord will be reasonable in its decision.

15.          Landlord shall have the right to prohibit any advertising, or identifying sign by any tenant which in landlord’s reasonable judgment tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising or identifying sign.

16.          Landlord reserves the right to exclude from the Building during hours other than Business Hours (as defined in the foregoing Lease) all persons who to not present a pass to the Building signed by Landlord.  All persons entering and/or leaving the Building during hours other than Business Hours may be required to sign a register.  Landlord will furnish passes to persons tor whom any tenant requests same in writing.  Tenant, provided Tenant has such pass; will be permitted access to the Building and the Premises 24 hours a day, seven days a week.

17.          All entrance doors in the Premises shall be left locked by Tenant when the Premises are not in use.  Entrance doors shall not be left open at any time, Landlord or its agents or contractors will turn off lights upon completion of cleaning services.

18.          Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant’s expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord’s contractors while doing janitor service or other cleaning in the Premises and while making repairs or alterations in the Premises.

19.          The Premises shall not be used for lodging or for any illegal purpose.

20.          The requirements or tenants will be attended to only upon application at the office of the Building.  Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

21.          Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

22.          There shall not be used in any space or in the public halls of the Building, either by any tenant or by jobbers or any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require.  No hand trucks shall be used in passenger elevators, and no such passenger elevators shall be used for the moving, delivery or receipt of the aforementioned articles.

23.          Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises which would annoy other tenants or create a public or private nuisance.  No cooking shall be done in the Demised Premised except as is expressly permitted in the foregoing Lease.

24.          Tenant shall cooperate with Landlord in obtaining maximum effectiveness of cooling system and if requested by Landlord shall lower and close blinds, drapes and curtains when the sun’s rays fall directly on the windows of the premises.

25.          Subject to the provisions of Article 33, Landlord in its reasonable judgment, reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building.

26.          Smoking is prohibited in the Premises and in all interior public areas including but not limited to: public corridors, elevators, elevator lobbies and toilet rooms.

27.          Tenant shall provide and maintain, at its expense, the hand-held fire extinguishers that are required to be maintained in the Premises by the governmental agency having jurisdiction over this matter.

EXHIBIT D

WORK LETTER

Tenant has examined the Premises and, except as otherwise expressly set forth herein, Tenant agrees to accept possession of the Premises in its “as is”, condition which shall exist on the date of this Lease, and further agrees that, except as otherwise expressly set forth herein, Landlord shall have no obligation to perform any work, supply any materials, incur any expenses or make any installations, in order to prepare the Premises for Tenant’s occupancy.

Landlord shall perform the work described herein and on Exhibit D-1 annexed hereto, at Landlord’s cost and expense.

1.             (a) Landlord shall submit final and complete dimensioned and detailed plans and drawings of partition layouts, including openings, ceiling and lighting layouts, finishes and colors, and any and all other information as may be necessary to complete Landlord’s Work, which plans shall be at Landlord’s sole cost and expense (all herein called the “Plans”).  The Plans shall be 1’ 0” = 1/8” scale.

(b)           All Plans shall be submitted to Tenant for review and Tenant shall approve the Plans, or approve same as noted, within five (5) business days after submission thereof to Tenant.

(c)           Any architect, engineer, designer or consultant acting for or on behalf of Tenant shall be deemed an agent of, and authorized to bind, Tenant in all respects.  Landlord or Landlord’s contractor shall submit all Plans which require any approval or permit, to the governmental authority having jurisdiction thereover and Landlord shall pay any and all costs for obtaining permits or filing Plans.

(d)           All plans (including the Plans) with respect to the Premises and required to be submitted by Tenant or Landlord, shall comply and conform with the Building plans filed with the Building Department of the City of Stamford, and with all the rules, regulations and other requirements of any governmental department having jurisdiction over the construction of the Building or the Premises.  Any changes required by any governmental department affecting the construction of the Premises, shall be complied with by Landlord in completing the Premises at the sole cost and expense of Tenant, and shall not be deemed to be a violation of said plans, or any provision of this Exhibit, and shall be accepted by Tenant.

2.             (a) No change may be made by Tenant in any Plans which have previously been approved by Tenant which in Landlord’s sole opinion will cause any delay in the completion of the Premises, or any additional cost or expense to Landlord, unless Tenant expressly agrees to pay for Landlord’s lost rent and other costs incurred by such delay or any additional costs or expenses.

(b)           The tern “Tenant Delay” shall have the meaning ascribed thereto in Section 38(b) of this Lease.

(c)           Tenant does herewith agree that in the event substantial completion of Landlord’s Work in the Premises pursuant to this Exhibit and/or any further agreements pertaining thereto, entered into between Landlord and Tenant, is delayed by any Tenant Delay, Tenant shall, in addition to the provisions of Section 38(b) of this Lease, pay the reasonable coats and damages Landlord may sustain by reason of such Tenant Delay.

3.             Tenant may not specify a substitution of any item of Landlord’s Work, except for those items of work set forth and approved by Landlord, which approval shall not be unreasonably withheld.  Tenant shall pay the cost of such substitution, but shall be entitled to a credit for that item for which such substitute was made, based on Landlord’s cost thereof, and further provided that in no event shall Tenant be entitled to apply such credit except against the cost of the item thus substituted, and in no event shall Tenant be entitled to be paid in cash for any credit.

4.             (a) Tenant shall be responsible, at Tenant’s sole cost and expense, for the installation and removal of all computer and telephone equipment and related wiring, as well as interior decorative treatments (“Tenant’s Installations”).  Landlord agrees to afford Tenant access to the Premises prior to the completion and possession date for the purpose of making inspections, taking measurements and making Tenant’s Installations, provided that such Tenant’s Installations will not require any structural changes, and further provided that the construction of the Premises and all installations required to be made by the Landlord therein shall have reached a point which in Landlord’s sole judgment, exercised in good faith, will not delay or hamper Landlord in the completion of Landlord’s Work.  All Tenant Installations shall be in conformity with the regulations promulgated by the State of Connecticut and City of Stamford Fire Marshall’s Offices.

(b)           Any entry by Tenant in or on the Premises shall be at Tenant’s sole risk and, upon request of Landlord, Tenant shall pay for and deliver to Landlord, policies and certificates of insurance in amounts and with such companies as shall be reasonably satisfactory to Landlord, such as, but not limited to Commercial General Liability Insurance and Workers’ Compensation Insurance to protect Landlord and Tenant during the period of making such Tenant’s Installations.  Landlord shall be named as an Additional Insured in such policies and the same shall be continued in effect, by Tenant at its cost and expense, during the period of the performance of Tenant’s Installations.

(c)           All Tenant’s Installations shall be in accordance with the rules and regulations of any governmental department or bureau having jurisdiction thereover, and shall not conflict with or be in violation of, or cause any violation of Landlord’s basic building plans, and all Tenant’s Installations shall be completed free of all liens and encumbrances.  All permits which may be required by Tenant for Tenant’s Installations shall be procured and paid for by Tenant only after having obtained Landlord’s written approval of such work, or, if Landlord shall deem the same advisable, Landlord may procure such permit and Tenant shall pay for the same.  No plans and/or specifications required to be filed by Tenant pursuant to any work contemplated to be performed by it within the Premises shall be filed or submitted to any governmental authority having jurisdiction thereover without first having obtained Landlord’s approval of the same.

(d)           Notwithstanding anything to the contrary contained hereinabove, Landlord reserves the right to deny Tenant and/or its contractor access to the Premises and/or to request Tenant to withdraw therefrom and cease all work being performed by it or on its behalf by any person, firm or entity other than Landlord, if Landlord shall, in its sole judgment, to be exercised in good faith, determine that the commencement and/or the continuance of Tenant’s Installations shall interfere with, delay, hamper or prevent Landlord from proceeding with the completion of Landlord’s Work at the earliest possible date.

(e)           Tenant agrees that should Tenant enter upon the Premises for the purposes of performing any work, the labor employed by Tenant or anyone performing such work for or on behalf of Tenant shall always be harmonious and compatible with the labor employed by Landlord or any contractors or subcontractors of Landlord.  Should such labor be incompatible with such Landlord’s labor as shall be determined by the sole judgment of Landlord to be exercised in good faith, Landlord may require Tenant to withdraw from such premises until the completion of Landlord’s Work.

(f)            In the event Tenant or Tenants contractor shall enter upon the Premises or any other part of the Building, as may be above permitted by Landlord, Tenant agrees to indemnify and save Landlord free and harmless front and against any and all damages, claims costs and expenses, arising from or claimed to arise from any act, or for any other reason whatsoever arising out of said entry or such work.

(g)           Any costs fur services incurred or repairs required due to Tenant’s contractors or Tenant’s Installations shall be paid for by Tenant.

5.             As a condition of Landlord’s permission for Tenant to make any of Tenant’s Installations in the Premises, Landlord may require that the Tenant agree with the Landlord on fixing the Rent Commencement Date of this Lease.

6.             Telephone and computer installation and all costs therefor shall be the sole responsibility of Tenant, and Tenant shall make all necessary arrangements.  Such telephone installations are subject to approval by Landlord and must be performed in strict compliance with all government codes, including a low voltage permit from the City of Stamford.  At the expiration or earlier termination of the Lease, Tenant shall be responsible for the removal of all telecommunications and data wiring and any affiliated equipment.

7.             Tenant shall, at all times, maintain the existing window treatments in the Premises and shall not replace same without the prior written consent of Landlord.

8.             Tenant shall cause its contractors to comply with the provisions of Exhibits D-2 and D-3.annexcd hereto and made a part of this Lease.

SPECIFICATIONS FOR LANDLORD’S WORK

The following specifications are included solely to illustrate Landlord’s specifications and in the event of conflict between these Specifications/Exhibit D-1 and the Plans, the Specifications/Exhibit D-1 shall govern.

1.                                      CARPENTRY:

•                  As per exhibit D-1, Landlord shall reuse existing partitions where applicable.

•                  Landlord shall provide drywall partitions with 2-1/2” metal studs at 24” on center, non insulated, with one (1) layer of 5/8” gypsum board, both sides.  Partition to extend 6” above finished ceiling.  Landlord shall provide partitions as per exhibit D-1.

•                  Landlord shall provide Demising Partitions where required with 2-1/2” metal studs at 24” on center, insulated, with one (1) layer of 5/8” gypsum board, both sides.  Partition to be fire rated as per code.  Where applicable, Landlord shall upgrade existing partitions to be fire rated as per code.

•                  Landlord shall provide one (1) 4’-0”x8’-0” fire rated plywood panel for tel/data use.

2.                                      CEILINGS:

•                  Landlord shall reuse the existing ceiling grid and tile throughout the Demised Premises.

•                  Where applicable, the Landlord shall patch the existing grid with new ceiling grid & tile to match existing.

•                  Where applicable, the Landlord shall replace damaged and/or soiled ceiling tiles with new to match existing.

3.                                      MILLWORK:

•                  Landlord shall provide and install six (6) linear feet of plastic laminate base and upper cabinets with plastic laminate countertop.

•                  Landlord shall touch up existing wood doors where required.

4.                                      GLAZING:

•                  Landlord shall provide and install two (2) new full height glass partitions.  New glass partition shall consist of 3/8” glass with top and bottom metal channels set within a gypsum board framed opening.  Glass height shall be from 6” above finished floor to align with top of door frame.  Glass width shall be 10’-0”.

•                  Landlord shall provide and install one (1) new full height glass partition at the existing conference room.  New glass partition shall consist of 3/8” glass with top and bottom metal channels set within a gypsum board framed opening.  Glass height shall be from 6” above finished floor to align with top of door frame.  Glass width shall be 18’-0”.

•                  Landlord shall provide and install two (2) glass sidelights at executive offices to match existing sidelights.

5.                                      DOORS, FRAMES & HARDWARE:

•                  Landlord shall reuse existing solid core doors and hollow metal frames where applicable.  Where required, Landlord shall provide new building standard solid core wood doors with hollow metal frames to match existing.

•                  Landlord shall remove existing entry wood doors and replace with building standard double glass entry door.  Door size shall match existing.

•                  Landlord shall provide and install building standard hardware including latch/lock lever sets, binges, door stops where required.

6.                                      FLOORING:

•                  Landlord shall provide and install building standard carpet throughout the Demised Premises, except as set forth below.

•                  Landlord shall provide and install VCT at all file/storage rooms.

•                  Landlord shall provide & install building standard 4” vinyl base throughout the Demised Premises.

7.                                      PAINTING:

•                  Landlord shall paint the Demised Premises with one (1) coat primer and one (1) finish coat.

8.                                      PLUMBING:

•                  Landlord shall supply building standard ADA sink & faucet with both hot and cold running water.

9.                                      FEE PROTECTION:

•                  Existing fire alarm/suppression system to be modified as per coda requirements.

10.                               HEATING AND AIR CON DITIONING:

•                  Landlord shall design and reconfigure the existing HVAC system system based on the layout in D-1.

11.                               ELECTRICAL:

A.                                    Lighting

•                  Landlord shall reuse and relocate existing lighting as required.

•                  Where required, Landlord Will provide and install new 2’-0” x 2’-0” recessed parabolic fixtures to provide a total of one (1) fixture per 80 rentable square feet.  Initial bulbs supplied by Landlord, all subsequent replacements by Landlord at Tenant’s expense,

B.                                    Outlets

•                  Existing electrical outlets to rennin at all partitions to remain.

•                  Landlord will provide and install new duplex wall convenience outlets such that throughout the Demised Premises there is no less than one (1) outlet per 150 rentable square feet with one (1) circuit per six (6) outlets.  No room to have less than one (1) receptacle.

•                  Landlord shall provide and install three (3) tenant supplied wall mounted furniture power feed for all open area workstations.  Landlord shall supply one (1) circuit per four (4) workstations.

•                  Landlord shall provide and install GFI outlets at pantry area as per code requirements.

C.                                    Switches

•                  Existing switches shall remain.  Landlord shall upgrade existing switches to be occupancy sensor switches.

•                  Landlord will provide and install new occupancy sensor switches as required as per Exhibit D-1.  All switch plates to be white decora.

12.                               TENANT FURNITURE:

•                  Furniture shown on the exhibit plan is for reference only.  Tenant is responsible for coordination & layout of all furniture, furniture components and installation including ADA code compatibility.

13.                               TENANT SECURITY & ACCESS:

•                  Tenant will be solely responsible for any security and access system for the Tenant’s space.  Any wiring entering the ceiling must be plenum rated.  All proposed security systems must be approved by Landlord prior to installation.

14.                               TENANT APPLIANCES, OFFICE EQUIPMENT:

•                  Tenant shall be responsible for all appliances and office equipment for Tenant’s space.

15.                               TENANT EXTRA WORK:

•                  Items not described in these specifications are considered non-standard work items, falling outside of the scope of the standard build-out.  If requested by Tenant during the Landlords Initial Construction, these items of work will be performed exclusively by the Landlord at the sole cost end expense of the Tenant.  Landlord will present Tenant with a Tenant Extra Work Order (TEWO), setting forth the specifications and cost of the subject item.  Tenant will have three (3) days from receipt of the TEWO in which to elect to have the subject item of work performed.  Election is made by Tenant through execution and delivery of the subject TEWO to Landlord, together with payment by Tenant of one-half (50%) of the cost of the subject item.  Failure by Tenant to make election (in the manner described in the preceding sentence) within the aforementioned three (3) day period shall be construed as an election by Tenant to forego the subject TEWO.  During Tenants TEWO review period Landlord will continue to prosecute the Landlords work in accordance with the lease.  Tenant must pay the entire balance of any Signed amid delivered TEWO upon completion of the subject work.  Substantial Completion of the work as defined in your lease is not contingent upon the completion of Tenant Extra Work Orders and TRWO’s by their nature may not be complete upon Substantial Completion as defined in your lease.  TEWO’s may result in a Tenant Delay as defined in your lease.

EXHIBIT D-1

CONCEPT PLAN

EXHITBIT D-2

INSTRUCTIONS TO MOVING CONTRACTORS

1.                                      The directions of the Landlord and/or his managing agent will be followed atoll times.

2.                                      No furniture and/or building materials will be moved in or out of the building from 7:00 a.m. to 6:00 p.m., Monday through Friday, unless approved by the Landlord and/or his managing agent.

3.                                      The moving contractor must submit, not later than two weeks prior to the move, a written schedule which indicates the date and time the move will commence and also the same for the completion of the move,

4.                                      All routes over finished floors will be protected with masonite, plywood or similar material runway, which is to be picked up at the close of work each day.

5.                                      Appropriate warning signs are to be posted in all public corridors and lobbies used.

6.                                      Temporary staging of furniture and equipment in public areas is not permitted.

7.                                      All areas traveled are to be broom cleaned at the close of each day.  Elevators are to be swept and debris carried from the car, NOT swept across the door opening.

8.                                      Workmen should use the toilet facilities provided by the Landlord or Managing Agent.

9,                                      The load limit of 3,000 pounds in the passenger elevator is NOT to be exceeded.

10.                               Generally only two (2) trailers will be allowed at the Loading Dock.  Arrangements to accommodate more than two (2) must be made in advance with the Property Management Office.

11.                               Only rubber wheeled dollies and carts, in good operating condition, may be used.  Excess oil and grease must be removed from wheels to prevent staining flooring.

12.                               Reasonable care must be taken at all times to avoid any personal injury or properly damage.

13.                               All packing and crating materials must be removed at the end of each day, and NOT be left to accumulate over night (fire hazard).

14.                               The moving contractor must utilize labor that will work in harmony with other labor in the building.  In addition, Landlord’s office should receive not later than two weeks prior to move, insurance certificates evidencing the following minimum coverages:

(i)                                     Insurance carrier must have a Best’s rating of A VIII or better.

(ii)                                  Certificates of insurance must be provided prior to the commencement of any work performed.

(iii)                               Type of insurance:

A.                                    Commercial General Liability:

General Aggregate	$2,000,000
Products/Completed Operations Aggregate	$1,000,000
Personal & Advertising Injury, per occurrence	$1,000,000
Each Occurrence	$1,000,000
Fire Damage Liability	$50,000
Medical Expense	$5,000
Broad Form Property Damage	Included
Explosion, Collapse & Underground Hazard	Included

B.                                    Automobile Liability:

Bodily Injury/Property Damage Liability
Each Occurrence (Combined Single Limit)	$1,000,000

C.                                    Excess or Umbrella Liability:

Each Occurrence	$5,000,000 (Coverage to be at least on a “follow form” basis)

D.                                    Worker’s Compensation & Employer’s Liability:

Per statutory requirements of the state in which work is to be provided or performed.

E.                                     Connecticut State Short Term Disability:

Per statutory requirements of the state in which work is to be provided or performed.

All certificates are to stipulate that ten (10) days prior notice of cancellation will be given to the Tenant and to:

LANDMARK SQUARE 1-6 LLC

c/o SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

EXHIBIT D-3
INSTRUCTIONS TO TENANT’S CONTRACTORS

1.                                      It shall he Tenant’s contractor’s responsibility to schedule the performance of his work and notify the Landlord’s Property Manager of his proposed schedule, so that the contractor’s elevator usage for material deliveries and rubbish removal may be coordinated with the over-all project (reserved) hoisting usage.

Elevator use for construction and moves may only occur during the hours of 6:00 P.M.  through 7:00 A.M.  on business days and only with prior notice and approval of the Landlord.  Elevator use on non-business days may occur at any time and again only with prior notice and approval of the Landlord.  Tenant is responsible for all building standard charges normally associated with such use.  With respect to Tenant’s move into and out of the Premises, such charges shall be limited to charge for a security guard to be present to supervise such move.

2.                                      The Tenant’s contractor shall notify Landlord’s Property Manager at least four (4) weeks prior to his proposed starting date to perform any Alterations (“Tenant’s Work”) and at that time will discuss the arrangements and requirements of his schedule.  The following items will be discussed to determine the scheduled reservation time:

a.                                      Material delivery, schedule - dates - times

b.                                      Number of vehicles

c.                                       Elevator Service and hoist reservation time

d.                                      Docking arrangements and reservation time

e.                                       Insurance requirements

f.                                        Names and telephone numbers of contact and coordinator

g.                                       General instructions - rules and regulations

3.                                      The Tenant’s contractor shall confirm his schedule with the Landlord’s Property Manager, not less than 48 hours in advance of his pre-scheduled material deliveries.  It shall be Tenant’s contractor’s sole responsibility to confirm his reservation times, and in the event that the confirmation is not verified and re-executed it shall be deemed that his reservations are to be voided (cancelled) and allocated to others.  He shall then be required to re-schedule both his deliveries and his reservations through the Landlord’s Property Manager.  In all fairness to the other Tenants going into tits building, if Tenant’s contractor fails to meet or confirm the date, his contractor will have to wait until there is free time in the material delivery and hoisting schedule before they will be allowed to perform Tenant’s Work, Landlord’s Property Manager will make every effort to accommodate the Tenant’s contractor as early as possible, but it is very likely that to re-schedule would effect a serious time delay; you can clearly see, then, that it is extremely important to confirm the schedule not less than 48 hours in advance, and if possible, preferably three to five days ahead of time.

4.                                      Tenant and its contractors shall remain responsible for the scheduling and transportation of material and equipment used in the performance of Tenant’s Work and for the removal from the Building of waste and debris resulting from the performance of Tenant’s Work, and Landlord shall not be responsible for coordination of the work of Tenant’s contractors with the work of Landlord’s contractors.  However, Landlord and Tenant shall cooperate in their respective performances of Landlord’s and Tenant’s Work in order to enable the same to be properly coordinated.  Tenant shall not be under any obligation to employ any of Landlord’s contractors or to pay any charge to any of them by reason of Tenant’s having other contractors or purchasing any materials or labor or employing nay labor front other sources.  Tenant and its contractors shall not be under any obligation to pay for water, electricity, heat, ventilation or cooling provided in the Premises during the performance of any of Tenant’s Work during normal working hours of the Building construction project.

5.                                      Temporary staging of materials and equipment in public areas is not permitted.

6.                                      Should large equipment or materials need to be transported via dollies and/or carts, then the contractor transporting such equipment or materials shall protect all routes over finished floors with a minimum of 3/8” plywood runway, which will be picked up at the close of work each day.

7.                                      All areas traveled are to be broom cleaned at tire close of each day.  Elevators are to be swept and debris carried from the car, NOT swept across the door opening.

8.                                      Workmen should use the toilet facilities provided by the general contractor.

9.                                      The hoisting load limit of 3,000 pounds in passenger elevator is NOT to be exceeded.

10.                               All packing and crating materials must be removed at the end of each day, and not be left to accumulate over night (fire hazard).

11.                               The Tenant’s contractor must utilize labor that will work in harmony with other labor in the Building.  In addition, Landlord’s Property Manager should receive not later than two weeks prior to contractor’s performance of Tenant’s Work, insurance certificates evidencing the following minimum coverages:

(i) insurance carrier must have a Best’s rating of A VIII or better.

(ii) Certificates of insurance must be provided prior to the commencement of any work performed.

(iii) Type of insurance:

A. Commercial General Liability:

General Aggregate	$2,000,000
Products/Completed Operations Aggregate	$1,000,000
Personal & Advertising Injury, per occurrence	$1,000,000
Each Occurrence	$1,000,000
Fire Damage Liability	$50,000
Medical Expense	$5,000
Broad Form Property Damage	Included
Explosion, Collapse & Underground Hazard	Included

B. Automobile Liability:

Bodily Injury/Property Damage Liability
Each Occurrence (Combined Single Limit)	$1,000,000

C. Excess or Umbrella Liability:

Each Occurrence	$5,000,000 (Coverage to be at least on a “follow form” basis)

D. Worker’s Compensation & Employer’s Liability:

Per statutory requirements of the state in which work is to be provided or performed.

E. Connecticut State Short Term Disability:

Per Statutory requirements of the state in which work is to be provided or performed.

All certificates are to stipulate that ten (10) days prior notice of cancellation will be given to the Tenant and to:

LANDMARK SQUARE 1-6 LLC

c/o SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

EXHIBIT E

ELECTRICITY SCHEDULE

1.                                      Landlord, and Tenant have agreed that Landlord will furnish electrical energy (“Landlord’s Standard Electrical Service”) to Tenant for use in the Premises; the annual cost of such electrical energy (based on five (5) watts of combined connected electrical load for lighting and convenience outlets per square foot of Premises for up to 240 hours of use per month) shall be payable at the rate of $2.75 per rentable square foot (the “Electric Charge”), and shall be additional rent under this Lease.

Adjustment’s: (a) For each additional two (2) hours of use per week add $.031 per rentable square foot per year.  (b) For each additional watt per square foot, add $0.3005 per rentable square foot per year.

2.                                      Landlord shall furnish to the Premises Landlord’s Standard Electrical Service through the transmission facilities initially installed by Landlord in the Building, in the form of alternating electrical energy, to be used by Tenant for the operation of lighting fixtures and electrical outlets initially installed in the Premises.

3.                                      It is specifically understood that: (a) All installations of electrical fixtures, appliances and equipment within the Premises shall be subject to Landlord’s prior written approval; and (b) in the event that Tenant shall require additional electrical energy for use in the Premises and if, in Landlord’s sole judgment, Landlord’s facilities are inadequate for such additional requirements, and if electrical energy for such additional requirements is available to Landlord, Landlord, upon written request and the sole cost and expense of Tenant, will furnish and install such additional wires, risers, conduits, feeders, panels and switchboards as reasonably may be required to supply such additional requirements of the Tenant provided: (1) that same shall be permitted by applicable laws and not in violation of any insurance regulations or recommendations, (2) that, in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building, (3) that Tenant, at Tenant’s expense, shall, concurrently with the making of such written request, execute and deliver to Landlord Tenant’s written undertaking, with a surety and in form and substance satisfactory to Landlord, obligating Tenant to fully and promptly pay the entire cost and expense of so furnishing and installing any such additional wires, risers, conduits, feeders, panels, and/or switchboards, and (4) that such installation does not preclude expansion of electrical service for other tenants.  Tenant covenants and agrees that at all times its use of electrical current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation.  It is further covenanted and agreed by Tenant that all the aforesaid costs and expenses are chargeable and collectable as additional rent and shall be paid by Tenant to Landlord within five (5) days after rendition of any bill or statement to Tenant therefor.

4.                                      Tenant shall pay Landlord for Landlord’s Standard Electrical Service an amount computed by multiplying the rate per rentable square foot as set forth in Paragraph 1 above, as adjusted, times the rentable square feet of floor area of the Premises.  The resulting product shall be paid by Tenant to Landlord in advance in twelve (12) equal monthly installments as additional rent.

5.                                      The cost of electrical energy as shown in Paragraph 1 above, has been based on The Connecticut Light and Power Company’s current rates for General Service Electric Rate 30 and the applicable State of Connecticut sales taxes.  If the filed Rate 30 (or any successor classification reflecting similar service) of Connecticut Light and Power Company (or its successor) and/or the State of Connecticut sales taxes shall be increased or decreased from and after the date hereof, the parties agree that the Electric Charge shall be increased or decreased, as the case may be, by applying the new rates to the connected load and hourly use factor as set forth in Paragraph 1 above, as adjusted, such increase or decrease to go into effect on the first day of the month following such decrease or increase in such Rate 30 (or its successor) and/or the State of Connecticut sales taxes,

6.                                      The Connecticut Public Utilities Commission has granted Connecticut Light and Power Company the right to add to customers’ bills the increase in cost of fuel oil used to manufacture electricity.  Such a fuel cost adjustment will be effected by adding a monthly surcharge to the normal bills based on the monthly kilowatt-hours used.  It is expected that such an increase cost factor will change from month to month.  It is hereby agreed and understood, that the Landlord, at its options, has the right to pass on such surcharge to the Tenant by billing Tenant monthly or annually, as elected by Landlord, for such monthly increase amounts retroactively (increase factor multiplied by monthly kilowatt-hours as established elsewhere in this Exhibit E).  It is further agreed and understood that the operation of this Paragraph 6 shall survive the expiration or earlier termination of this Lease.

EXHIBIT F

FORM STANDBY LETTER OF CREDIT

Date:

Beneficiary:

Landmark Square 1-6 LLC
c/o SL Green Realty Corporation
420 Lexington Avenue
New York, NY 10170

Letter of Credit No.

Gentlemen:

By order of our client, [Tenant Name and Address], we hereby establish our irrevocable, unconditional Standby Letter of Credit No.                  in your favor for an amount not to exceed in aggregate USD $                                effective immediately and expiring at our office located at                                                     , New York, New York                      with at the close of business on                                             .

Funds hereunder are available to you or your transferee against presentation of your sight draft(s), drawn on us, mentioning thereon this Letter of Credit Number                               , which may be executed on your behalf by your agent or on behalf of your transferee(s) by its agent(s), without presentation of any other documents, statements or authorizations.

This Letter of Credit shall be deemed automatically extended, without amendment, for additional period(s) of one (1) year from the current expiration date hereof and each successive expiration date, the last renewal of which shall be for a term set to expire not earlier than [the date occurring ninety (90) days following the Expiration Date of the term of the Lease], unless we notify you not less than sixty (60) days prior to then applicable expiration date hereof that we elect not to consider this Letter of Credit renewed for such additional period(s).  In order to be effective, any such notice of non-renewal must be sent by registered mail (return receipt requested) (i) to you at the above address and (ii) simultaneously to the “Leasing Counsel”, SL Green Realty Corporation, 420 Lexington Avenue, New York, NY 10170, (or to such other addresses as you or your transferee(s) shall designate in writing).

This Letter of Credit is transferable and may be transferred in its entirety, but not in part, and may be successively transferred by you or any transferee hereunder to a successor transferee(s) upon execution and delivery to us of the transfer form annexed hereto.  All transfer fees shall be payable by our client.

We hereby agree with drawers, endorsers, and all bona fide holders that drafts drawn under and in compliance with the terms hereof will be duly honored upon presentation to us at our office located at [New York, New York].

Except as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practice (“UCP”) for Documentary Credits, (1993 Revision), International Chamber of Commerce, Publication No. 500.

Very truly yours,
[NAME OF BANK]

BY:
AUTHORIZED SIGNATURE
New York, NY

Date:

FIRST LEASE MODIFICATION AND SUBSTITUTION OF SPACE AGREEMENT

FIRST LEASE MODIFICATION AND SUBSTITUTION OF SPACE AGREEMENT (this “Agreement”) dated as of the 10th day of August, 2012 between Landmark Square 1-6 LLC, having an office c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York (hereinafter referred to as “Landlord”) and Tyr Energy, Inc., having an office at One Landmark Square, Stamford, Connecticut (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain lease agreement dated as of February 8, 2008 (the “Lease”) covering a certain rentable portion of the seventh (7th) floor, as more particularly described in said lease agreement (the “Original Premises”), in the building known as One Landmark Square, Stamford, Connecticut (the “Building”), under the terms and conditions contained therein, for a term scheduled to expire on May 31, 2013 (the “Expiration Date”); and

WHEREAS, Tenant wishes to relocate from the Original Premises to certain space on the eleventh (11th) floor of the Building, approximately as indicated on the plan annexed hereto as Exhibit A, the deemed rentable square foot area of which Tenant acknowledges and agrees solely for purposes of this Agreement shall be 1,670 rentable square feet (the “Substitution Space”), effective as of the Substitution Space Commencement Date (as such term is hereinafter defined); and

WHEREAS, Tenant wishes to, in lieu of exercising its rights under Article 58 of the Lease, extend the term of the Lease, as modified by this Agreement, for an additional term (the “Extended Term”) to expire, with respect to the Substitution Space, on the last day of the sixth (6th) calendar month following the month which the fifth (5th) anniversary of the Substitution Space Commencement Date occurs, or in the event that the Commencement Date occurs on the first (1st) day of the month, the day immediately preceding the sixth (6th) calendar month following the month which the fifth (5th) anniversary of the Substitution Space Commencement Date occurs (the “Substitution Space Expiration Date”), or on such earlier date upon which the Term shall expire, be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law; and

WHEREAS, subject to and in accordance with the terms, covenants and conditions of this Agreement, Landlord has agreed to permit Tenant to (i) to extend the term of the Lease for the period of the Extended Term, and (ii) relocate from the Original Premises to the Substitution Space; and

WHEREAS, Tenant and Landlord wish to modify the Lease as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.                                      Term.

1.01                        The term of the Lease with respect to the Substitution Space shall be extended under the same terms, covenants and conditions contained in the Lease, except to the extent specifically modified by this Agreement, for the period of the Extended Term so that the term of the Lease shall expire on the Substitution Space Expiration Date or on such earlier date upon which the term of the Lease shall expire, be canceled or terminated pursuant to any of the conditions or covenants of the Lease or pursuant to law.

2.                                      Substitution Space.

2.01                        On or prior to the date occurring ten (10) days following the Substitution Space Commencement Date (the “Original Premises Surrender Date”), Tenant shall deliver to Landlord possession of the Original Premises vacant and broom clean, free of all occupancies and encumbrances and otherwise in accordance with the terms, covenants and conditions of the Lease as if the Original Premises Surrender Date were the Expiration Date.  The “Premises,” as such term is defined in the Lease, shall consist of and mean: (i) the Original Premises and the Substitution Space from and after the Substitution Space Commencement Date; and (ii) the Substitution Space only from and after the Original Premises Surrender Date.

2.02                        Tenant hereby represents and warrants that: (i) except for Tenant, the Original Premises is presently free of all occupancies, (ii) Tenant has not created or suffered any rights in any other party, as tenant, subtenant or occupant, in and/or to the Original Premises through and including the date of this Agreement and (iii) no materials, personalty, furnishings, personal property, fixtures, trade fixtures and equipment (“Property”) presently in the Original Premises are subject to any lien, encumbrance, chattel mortgage, title retention or security agreement.  Tenant covenants and agrees that it shall not at any time hereafter create, suffer or permit the creation of any such rights or encumbrances in or to the Original Premises or the Property contained therein.  Any Property left in the Original Premises by Tenant after the Original Premises Surrender Date shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such Property in any manner at the expense of Tenant without any obligation to account to Tenant therefor.

3.                                      Condition of the Substitution Space.

3.01                        The parties acknowledge that Tenant has inspected the Substitution Space and the Building and is fully familiar with the physical condition thereof and Tenant agrees to accept the Substitution Space at the Substitution Space Commencement Date in its then “as is” condition.  Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Substitution Space in order to make it suitable and ready for occupancy and use by Tenant except to the extent expressly provided for in this Article 3.

3.02                        Landlord shall perform the work set forth on the schedule annexed hereto as Exhibit B in a building standard manner using building standard materials (“Landlord’s Work”).  Landlord, or Landlord’s designated agent, shall perform Landlord’s Work with reasonable dispatch, subject to delay by causes beyond its control or by the action or inaction of Tenant.  Tenant acknowledges and agrees that the performance of Landlord’s Work is expressly

2

conditioned upon compliance by Tenant with all the terms and conditions of the Lease, including payment of Rent.

3.03                        Any changes in or additions to Landlord’s Work which shall be consented to by Landlord, shall be made by Landlord, or its agents, but shall be paid for by Tenant promptly when billed at cost plus the charges set forth in Paragraph 17 of Exhibit B annexed to this Agreement, and in the event of the failure of Tenant to so pay for said changes or additions, Landlord at its option may consider the cost and charges set forth in Paragraph 17 of Exhibit B annexed to this Agreement, as Additional Rent payable by Tenant and collectible as such hereunder, as part of the rent for the next ensuing months.

3.04                        [Intentionally Omitted.]

3.05                        Landlord’s Work shall be deemed to be substantially completed notwithstanding that (i) minor or non-material details of construction, mechanical adjustment or decoration remain to be performed, provided that said “Punch List Items” shall be completed by Landlord within a reasonable time thereafter or (ii) a portion of Landlord’s Work is incomplete because construction scheduling requires that such work be done after incomplete finishing or after other work to be done by or on behalf of Tenant is completed.

3.06                        For purposes of this Agreement, the “Substitution Space Commencement Date” shall mean the date which is the earlier of (x) the date upon which Landlord’s Work is deemed to be substantially completed, or (y) the date Tenant or anyone claiming by, under or through Tenant first shall occupy any part of the Substitution Space for the conduct of Tenant’s business.  As soon as the Substitution Space Commencement Date and the Substitution Space Expiration Date are known, Landlord and Tenant shall execute a memorandum prepared by Landlord confirming the same within ten (10) days of written demand therefor, but any failure to execute such a memorandum shall not affect such dates as determined by Landlord.

3.07                        Notwithstanding anything contained herein to the contrary, in the event that the Substitution Space Commencement Date shall not have occurred on or before the Outside Date (as such term is hereinafter defined), then, Tenant shall pay Fixed Annual Rent for the Original Premises at the rate of Seventy Thousand One Hundred Forty and 00/100 ($70,140.00) Dollars per annum ($5,845.00 per month) after the Outside Date until the Substitution Space Commencement Date, provided, however, the Outside Date shall be extended by one day for each day of delay which is due to a Tenant Delay (as defined in the Original Lease) or Force Majeure.  Notwithstanding anything to the contrary contained herein, for purposes of all other provisions of the Lease, including, without limitation, holdover rental, the Fixed Annual Rent for the Original Premises set forth in Article 39 of the Lease shall apply.  For purposes of this Section 3.07, the following terms shall have the following meanings: (i) the term “Outside Date” shall mean December 1, 2012, and (ii) the term “Force Majeure” shall mean the inability of Landlord to perform an obligation accruing under this Article by reason of accidents, strikes, the inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, governmental restrictions, regulations or controls or by reason of any other similar cause beyond the reasonable control of Landlord but excluding unavailability of funds.

3.08                        Prior to the Substitution Space Commencement Date, Tenant shall be

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permitted access to the Substitution Space solely for the purpose of (i) installing telecommunications and computer cabling and (ii) moving Tenant’s personal property into the Premises provided that Tenant and/or Tenant’s designees shall not interfere with or delay the performance by Landlord of Landlord’s Work or increase Landlord’s cost to perform Landlord’s Work.  Such access shall be subject to, and in accordance with, all the terms, covenants and conditions of the Lease including, without limitation, the provisions of Articles 3, 41 and 52 of the Lease.

4.                                      Fixed Annual Rent,  Escalations, and Additional Security for the Premises.

4.01                        For purposes of this Article, the term “First Lease Year” shall mean the period from the Substitution Space Commencement Date through (i) the last day of the sixth (6th) calendar month following the month during which the first (1st) anniversary of the Substitution Space Commencement Date occurs, or (ii) in the event that the Substitution Space Commencement Date occurs on the first (1st) day of the month, the day immediately preceding the sixth (6th) calendar month following the month during which the first (1st) anniversary of the Substitution Space Commencement Date occurs, and each succeeding “Lease Year” shall mean each successive twelve (12) month period following the First Lease Year through and including the Substitution Space Expiration Date.  Tenant shall pay Fixed Annual Rent for the Substitution Space (exclusive of electricity charges) from the Substitution Space Commencement Date through the Substitution Space Expiration Date at the following rates:

a)                                     For the First Lease Year, by the sum of Seventy Thousand One Hundred Forty and 00/100 ($70,140.00) Dollars per annum ($5,845.00 per month);

b)                                     For the Second Lease Year, by the sum of Seventy One Thousand Eight Hundred Ten and 00/100 ($71,810.00) Dollars per annum ($5,984.17 per month);

c)                                      For the Third Lease Year, by the sum of Seventy Three Thousand Four Hundred Eighty and 00/100 ($73,480.00) Dollars per annum ($6,123.33 per month);

d)                                     For the Fourth Lease Year, by the sum of Seventy Five Thousand One Hundred Fifty and 00/100 ($75,150.00) Dollars per annum ($6,262.50 per month); and

e)                                      For the Fifth Lease Year, by the sum of Seventy Six Thousand Eight Hundred Twenty and 00/100 ($76,820.00) Dollars per annum ($6,401.67 per month).

4.02                        In addition to the payment of Base Rent as hereinabove provided, Tenant shall continue to pay additional rent and other charges for the Original Premises as originally provided for in the Lease; provided, however, that as of the Substitution Space Commencement Date, solely with respect to the Substitution Space: (i) for purposes of Article 43(a) of the Lease the phrase “Tax Base Year” shall mean the tax fiscal year July 1, 2012 through June 30, 2013, (ii) the percentage set forth in Article 43(d) of the Lease as “Tenant’s Proportionate Share” shall

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mean 0.56%, and (iii) for purposes of Article 44(b)(i) of the Lease, the phrase “Base Year” shall mean January 1, 2013 through December 31, 2013.

4.03                        Tenant’s existing security deposit (the “Existing Security”) shall remain on deposit with Landlord for the performance of Tenant’s obligations accruing under the Lease, as modified by this Agreement.  The Existing Security shall be held and applied by Landlord and returned to Tenant in accordance with the provisions of Article 34 of the Lease, as supplemented by Article 57(i) of the Lease.

4.04                        Subject to the provisions hereof, if and so long as Tenant is not in default under the Lease, the Fixed Annual Rent (without electricity) accruing under the Lease solely in respect of the Original Premises and Additional Rent accruing under the Lease solely in respect of the Original Premises for Real Estate Taxes and Operating Costs shall be abated for the period commencing on the Substitution Space Commencement Date through the Original Premises Surrender Date.

5.                                      Electricity.

Tenant acknowledges and agrees that electric service shall be supplied to the Substitution Space as of the Substitution Space Commencement Date in accordance with the provisions of Article 12, Article 40(b), and Exhibit E annexed to the Lease.

6.                                      Air Conditioning.

Tenant acknowledges and agrees that air conditioning service shall be supplied to the Substitution Space as of the Substitution Space Commencement Date in accordance with the provisions of Article 40(a) of the Lease.

7.                                      Parking.

Effective as of the Substitute Space Commencement Date, the number of parking cards set forth in Article 49(a) of the Lease shall be reduced proportionally by five (5) parking cards, so that as of the Substitute Space Commencement Date, Tenant shall be entitled to three (3) parking cards during the Extended Term, two (2) of such cards being for self-parking and one (1) of such cards being for valet parking only.  In addition, and provided Tenant is not in default under any of the terms, covenants or conditions hereof, in lieu of the aforementioned parking card for valet parking only, Tenant shall be entitled to the use of one (1) additional parking card for self parking only for its employees’ use (the “Alternate Self-Parking Card”) only in the event that such parking card is available.  Tenant shall pay to Landlord, as Additional Rent hereunder, an amount equal to the then prevailing rates which Landlord is charging other occupants of the Building for per card per month for the use of such Alternate Self-Parking Card, which amount shall be subject to increase at any time during the Term in Landlord’s sole, reasonable discretion.  Landlord shall have the right to terminate Tenant’s and its employees’ use of such Alternate Self-Parking Card at any time during the Term on seven (7) days notice to Tenant, and in such event Tenant shall then be entitled to the use of the one (1) parking card for valet parking referred to in the first sentence of this Article 7.  Tenant’s and its employees’ use of such Alternate Self-Parking Card shall be subject to all of the terms, covenants and conditions of Article 49 of the Lease.

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8.                                      Miscellaneous Lease Modifications.

8.01                        Article 58 of the Lease (“Renewal Option”) shall be deemed to be and is hereby deleted in its entirety.

8.02                        Article 59 of the Lease (“Right of First Offer”) shall be deemed to be an is hereby deleted in its entirety.

8.03                        Article 61 of the Lease (“7th Floor Corridor Renovation”) shall be deemed to be and is hereby deleted in its entirety.

9.                                      Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

10.                               Entire Agreement.

The Lease, as modified by this Agreement, represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto.  All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein, other than the Lease, are hereby merged herein.  Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Substitution Space or any matter or thing affecting or relating to the Substitution Space except as specifically set forth in this Agreement.  Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Agreement.  Landlord shall not be liable or bound in any manner by any oral or written statement, broker’s “set-up”,” representation, agreement or information pertaining to the Substitution Space or this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

11.                               Effectiveness.

This Agreement shall not be binding upon Landlord and Tenant until executed and delivered by both Landlord and Tenant.

12.                               Ratification.

Except as specifically modified herein, Landlord and Tenant acknowledge and agree that the Lease has not been modified and remains in full force and effect.

13.                               No Brokers/Indemnification.

Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this agreement

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other than SL Green Leasing LLC (the “Broker”), and Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent with respect to this Agreement or the negotiation thereof.

14                                  Miscellaneous.

(a)                                 The captions in this Agreement are for convenience only and are not to be considered in construing this Agreement.

(b)                                 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

(c)                                  Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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(d)                                 If any provision of this Agreement or its application to any person or ircumstances is invalid or unenforceable to any extent, the remainder of this Agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

Landmark Square 1-6 LLC, as Landlord

		By:	/s/ John J. Barnes
Name: JOHN J. BARNES
Title: Senior Vice President,
Sr. Director Suburban Division

Witness:

By:	/s/ Larry Kwiat
Name: LARRY KWIAT
Title: Senior Vice President Leasing

Tyr Energy, Inc., as Tenant

		By:	/s/ Kaoru Usami
Name: Kaoru Usami
Title: CEO & President

Witness:

By:	/s/ Brock Shealy
Name: Brock Shealy
Title: VP, Corporate Administration

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EXHIBIT B

Landlord’s Work

Landlord shall perform the following, which shall constitute Landlord’s Work, subject to and in accordance with the terms, covenants and conditions of this Lease.

The following specifications are included solely to illustrate Landlord’s Building-standard specifications and in the event of conflict between this Exhibit and the construction documents, this Exhibit shall govern.

1.                                      CARPENTRY:

•                  Landlord shall install drywall partitions with 2-1/2” metal studs at 24” on center; non-insulated, with one (1) layer of 5/8” gypsum board, both sides.  Partition to extend to 6” above finished ceiling.  Landlord shall provide partitions as shown in attached floor plan.

•                  Existing demising walls shall remain within the Premises.

•                  Landlord shall install (1) one 4’-0”x 8’-0” painted fire rated plywood panel for installation of Tenant’s telephone equipment.

•                  Landlord shall provide and install 29 linear feet of glass at the conference room and two (2) perimeter offices within the Premises.  Sidelight shall extend from floor to top of door frame, and shall consist of a gypsum board framed opening with top and bottom brushed aluminum channel and 3/8” glass.  All vertical edges shall receive clear silicone caulking.

2.                                      CEILINGS:

•                  Landlord shall install new 9/16” ceiling grid with Armstrong’s “Dune,” 2’0” x 2’0” ceiling tile.

4.                                      MILLWORK:

•                  Landlord shall install seven (7) linear feet of countertop with upper and lower cabinets.  All millwork shall be plastic laminate.

5.                                      DOORS, FRAMES & HARDWARE:

•                  Landlord shall install 3’0” x 7’0” solid core oak doors with clear finish and painted hollow metal frames.  Landlord shall provide doors and frames as shown in the attached floor plan.

•                  Landlord shall install Building standard hardware including latch/lock lever sets, hinges, door stops where required.

6.                                      FLOORING:

•                  Landlord shall install 28 oz. Building standard carpet throughout the Premises, except as set forth below.

•                  Landlord will install vinyl composition tile in pantry and copy/print areas of the Premises.

•                  Landlord shall install 4” vinyl base throughout the Premises.

7.                                      PAINTING:

•                  Landlord shall paint the entire Premises with one (1) coat primer and one (1) finish coat.  All walls shall receive a flat finish and all metal door frames shall be semi-gloss.

8.                                      PLUMBING:

•                  Landlord shall supply and install one (1) ADA compliant sink and faucet with both hot and cold running water within the pantry area.  Hot water to be installed by Landlord and maintained by Tenant.

•                  Landlord shall install one (1) water feeds for tenant supplied equipment.

9.                                      FIRE PROTECTION:

•                  Existing fire alarm/suppression system to be modified as per code requirements.

10.                               HEATING AND AIR CONDITIONING:

•                  Landlord shall modify existing HVAC system as required throughout the Premises.

11.                               ELECTRICAL:

A.                                    Lighting

•                  Landlord shall provide and install new high efficiency 2’-0” x 4’-0” recessed fixtures throughout the Premises at one (1) fixture per 100 rentable square feet.  Initial bulbs supplied by Landlord; all subsequent replacements by Landlord at Tenant’s expense.  Landlord shall supply integral emergency lighting within the light fixtures as required per code.

B.                                    Outlets

•                  Landlord shall reuse existing outlets where possible.  Landlord shall replace existing outlet covers with new white Decora.

•                  Landlord shall install new duplex wall convenience outlets throughout the Premises at one (1) outlet per 150 rentable square feet with one (1) circuit per six (6) outlets.  No room to have less than one (1) receptacle.

•                  Landlord shall provide and install two (2) dedicated duplex outlets throughout the Premises.

•                  All receptacles to be white decora.

C.                                    Switches

•                  Landlord shall install new occupancy sensor switches at one (1) switch per 300 rentable square feet.  Each room shall receive one (1) occupancy sensor.  All switch plates to be white decora.

D.                                    Telephone

•                  All arrangements and costs associated with telephone and data wiring/equipment shall be at the sole cost of the Tenant.  All wiring must be

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plenum rated.  If requested by Tenant, Landlord will provide TEWO (as defined below) pricing for Tenant’s telephone and data wiring.

12.                               SUBSTITUTIONS:

•                  In the event Tenant elects not to install any item outlined within Landlord’s Work, Tenant shall not be provided a credit except as outlined below.

•                  Tenant may only substitute like items outlined within Landlord’s Work, and shall be provided a credit of equal value to the substituted items.  In the event the substitute item is of greater value, Tenant shall be responsible for all associated costs above the credit.  In the event Tenant elects to install a like item of lesser value, Tenant shall not be provided a credit for the value difference of said like items.

13.                               TENANT STRUCTURAL REINFORCEMENT:

•                  If any additional structural support is required or is in question, Landlord will retain the services of a licensed engineer to determine these requirements.  If it is deemed that additional structural support is required for any of Tenant’s furniture, files, or equipment, Tenant will compensate the Landlord for any costs associated with this additional work.

14.                               TENANT FURNITURE:

•                  Tenant is responsible for coordination and layout of all furniture, furniture components and installation, including ADA code compatibility.

15.                               TENANT SECURITY & ACCESS:

•                  Tenant will be solely responsible for any security and access system for the Premises.  Any wiring entering the ceiling must be plenum rated.

16.                               TENANT APPLIANCES, OFFICE EQUIPMENT:

•                  Tenant will be solely responsible for any appliances and office equipment for the Premises.

17.                               TENANT EXTRA WORK:

•                  Items not described in these specifications are considered non-standard work items, falling outside of the scope of the standard build-out.  If requested by Tenant during the Landlord’s Work, these items of work will be performed exclusively by Landlord at the sole cost and expense of Tenant.  Landlord will present Tenant with a Tenant Extra Work Order (“TEWO”), setting forth the specifications and cost of the subject items.  Tenant will have three (3) days from receipt of the subject TEWO in which to elect to have the subject item of work performed.  Election is made by Tenant through execution and delivery of the subject TEWO to Landlord, together with payment by Tenant of one-half (50%) of the cost of the subject item.  Failure by Tenant to make election (in the manner described in the preceding sentence) within the aforementioned three (3) day period shall be construed as an election by Tenant to forego the subject TEWO.  During Tenant’s TEWO review period, Landlord will continue to prosecute the Landlord’s Work in accordance with the terms of

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this Lease.  Tenant must pay the entire balance of any signed and delivered TEWO upon Substantial Completion of the subject work.  Tenant acknowledges and agrees that Substantial Completion of Landlord’s Work is not contingent upon the completion of any TEWOs and that TEWOs by their nature may not be complete upon Substantial Completion, as defined in this Lease.  Tenant further acknowledges that TEWOs may result in a Tenant Delay, as defined in this Lease.

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Exhibit D

Electric Charge

$2.75/square foot per annum